UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

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Soliciting Material under Rule 14a-12

DOUBLEVERIFY HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee paid previously with preliminary materials.

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 21, 2023
Dear DV Stockholder:
It is my pleasure to invite you to our Annual Meeting of Stockholders, taking place virtually, via live webcast on June 1, 2023, at 10:00 a.m. Eastern Time. The attached proxy statement and notice of Annual Meeting of Stockholders contain key information about the meeting’s agenda, as well as voting instructions.
We appreciate your important votes on the issues contained in this proxy statement and we urge you to read the accompanying materials regarding the matters to be voted on at the meeting and to submit your voting instructions by proxy. On behalf of our board of directors and our entire global team, thank you for your support of DV.
Best,
Mark Zagorski
Chief Executive Officer
DoubleVerify Holdings, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

On behalf of the Board of Directors (the “Board”), I cordially invite you to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of DoubleVerify Holdings, Inc. (the “Company”).
Date: June 1, 2023	Time: 10:00 a.m., Eastern Time	Location: Live online at https://web.lumiagm.com/223761380	Record Date: April 10, 2023
Virtual Location
You can attend the Annual Meeting live online at https://web.lumiagm.com/223761380. We have adopted this technology to expand access to the meeting, improve communications and lower the cost to our stockholders, the Company and the environment. We believe that the virtual Annual Meeting should enable increased stockholder participation from locations around the world.
Agenda
At the meeting, stockholders will consider and vote on the following matters:
1.
Proposal 1: Election of three Class II directors for a three-year term ending at the 2026 Annual Meeting of Stockholders;

2.
Proposal 2: A non-binding advisory vote on the frequency of future stockholder advisory votes on the compensation of our named executive officers;

3.
Proposal 3: Ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and

4.
Any such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board recommends that you vote “FOR” the election of each of the nominees named in Proposal 1 of this proxy statement (the “Proxy Statement”), to hold future stockholder advisory votes on the compensation of our named executive officers every “ONE YEAR” as described in Proposal 2 and “FOR” the ratification of the selection of Deloitte as our independent registered public accounting firm as described in Proposal 3. Information about the matters to be acted upon at the Annual Meeting is contained in the accompanying Proxy Statement.
Voting Your Shares
Stockholders of record holding shares of common stock of the Company, par value $0.001 per share (the “Shares”), as of the close of business on April 10, 2023 (the “Record Date”) are entitled to vote at the Annual Meeting.

INTERNET	TELEPHONE	MAIL	IN PERSON
Please log on to www.voteproxy.com and submit a proxy to vote your Shares by 11:59 p.m., Eastern Time, on May 31, 2023.	Please call the number on your proxy card until 11:59 p.m., Eastern Time, on May 31, 2023.	Complete, sign, date and return your proxy card and return it in the postage paid envelope provided.	You may attend the virtual Annual Meeting and cast your vote.

Notice of Annual Meeting of StockHolders	i

Beneficial owners whose Shares are held at a brokerage firm or by a bank or other nominee should follow the voting instructions that they received from the nominee.
We are furnishing our proxy materials to all of our stockholders over the Internet rather than in paper form. We believe that this delivery process will lower the costs of printing and distributing our proxy materials and reduce our environmental impact, without impacting our stockholders’ timely access to this important information. Accordingly, stockholders of record at the close of business on the Record Date, April 10, 2023, will receive a Notice of Internet Availability of Proxy Materials (the “Notice”) and may vote at the Annual Meeting. Such stockholders will also receive notice of any postponements or adjournments of the meeting. The Notice is being distributed to stockholders on or about April 21, 2023.
Whether or not you plan to attend the annual meeting, please vote by Internet at your earliest convenience or complete, sign, date and return the proxy card so that your shares will be represented at the meeting. You may choose to attend the meeting virtually and cast your votes online during the meeting even if you vote by Internet or fill out and return a proxy card by mail. You may also revoke your proxy and cast your votes online during the meeting.
By Order of the Board of Directors,
Andy Grimmig
Chief Legal Officer
DoubleVerify Holdings, Inc.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 1, 2023.
The accompanying Proxy Statement, our 2022 Annual Report to Stockholders and directions on how to participate in the Annual Meeting are available at https://ir.doubleverify.com/sec-filings/annual-report-proxy/.

ii	Notice of Annual Meeting of StockHolders

Certain Important Terms
As used in this Proxy Statement, “we,” “us,” “our” and the “Company” mean DoubleVerify Holdings, Inc. and its consolidated subsidiaries, unless the context refers only to DoubleVerify Holdings, Inc. as a corporate entity. We also use the following terms:
•
“2017 Equity Plan” means our 2017 Omnibus Equity Incentive Plan

•
“2021 Equity Plan” means our 2021 Omnibus Equity Incentive Plan

•
“IPO” means our initial public offering

•
“Providence” means Providence Equity Partners L.L.C., a Delaware limited liability company, and its affiliated funds, certain of which are our stockholders

•
“Providence Investor” means Providence VII U.S. Holdings L.P., a Delaware limited partnership

•
“SEC” means the U.S. Securities and Exchange Commission

•
“DoubleVerify” or “DV” means DoubleVerify Holdings, Inc., a Delaware corporation, without its consolidated subsidiaries

Notice of Annual Meeting of StockHolders	iii

iv	Table of Contents

Table of Contents	v

PROXY SUMMARY

This section summarizes important information contained in this Proxy Statement and in our 2022 Annual Report to Stockholders (the “Annual Report”), but does not contain all the information that you should consider when casting your vote. Please review the entire Proxy Statement and the Annual Report carefully before voting.
Proposals for Your Vote
Proposal		Board Recommendation	Page(s)
1.	Proposal 1: Election of three Class II directors for a three-year term ending at the 2026 Annual Meeting of Stockholders	FOR each of the nominees	5
2.	Proposal 2: Non-binding advisory vote on the frequency of future stockholder advisory votes on the compensation of our named executive officers	ONE YEAR	6
3.	Proposal 3: Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023	FOR	7
Board of Directors Composition
The fundamental duty of the Board is to oversee the Company for the benefit of our stockholders and other stakeholders. It is essential that the Board be composed of directors who are qualified to oversee the development and execution by our management of our business strategies. The Board seeks directors who possess a broad range of skills, expertise and perspectives. The composition of the Board, as reflected in the tables and charts below, demonstrates our commitment to these principles. Our Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) provides for a classified Board divided into three classes of directors. The average tenure of a director on our Board is 3.47 years.

Proxy Summary	1

Board Composition Summary
Name	Age	Director Since	Principal Professional Experience	Class	Expiration of Term	Independent
Laura B. Desmond	58	2017	Chief Executive Officer of Smartly.io	I	2025	Yes
Joshua L. Selip	35	2017	Principal at Providence	I	2025	No
Rosie Perez	42	2021	Executive Vice President, Corporate Treasurer of American Express Company	I	2025	Yes
R. Davis Noell	44	2017	Senior Managing Director, Co-Head of North America at Providence	II	2023	No
Lucy Stamell Dobrin	34	2017	Managing Director at Providence	II	2023	No
Teri L. List	60	2020	Former Executive Vice President and Chief Financial Officer of Gap, Inc.	II	2023	Yes
Mark Zagorski	54	2020	Chief Executive Officer of DV	III	2024	No
Kelli Turner	52	2021	Former Managing Director and Chief Financial Officer of Sun Capital Partners, Inc.	III	2024	Yes
Scott Wagner	52	2021	Former Chief Executive Officer of GoDaddy Inc.	III	2024	Yes
Sundeep Jain	53	2022	Senior Vice President and Chief Product Officer of Uber Technologies, Inc.	III	2024	Yes
Corporate Governance Highlights
Corporate Governance Profile
We have the following structures of the Board that we believe contribute to effective corporate governance:
•
Majority independent Board

•
Fully independent Audit Committee

•
Fully independent Compensation Committee

•
Fully independent Nominating and Governance Committee

2	Proxy Summary

Board Skills, Experience and Diversity
The Board seeks directors who possess a broad range of skills, experience, expertise and perspectives that position the Board to effectively oversee the Company’s strategies and risks. Our directors were carefully selected for their mix of skills and expertise, which align with, and facilitate effective oversight of, the Company’s strategy. The matrix below summarizes what our Board believes are the key areas of substantive skills and experience. The following matrix does not encompass all experience, qualifications, attributes or skills of our Board. Our directors possess substantive skills and experience in the following key areas, which are relevant to the Board’s oversight of the Company, including the technology and software industries; senior management; corporate finance, audit and accounting; public company board service; operations; and strategic business planning.
	Laura B. Desmond	Joshua L. Selip	Rosie Perez	R. Davis Noell	Lucy Stamell Dobrin	Teri L. List	Mark Zagorski	Kelli Turner	Scott Wagner	Sundeep Jain
Experience in Technology and Software Industries	✓	✓		✓	✓	✓	✓		✓	✓
Senior Management Experience	✓		✓	✓		✓	✓	✓	✓	✓
Corporate Finance, Audit and Accounting Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Public Company Board Service	✓			✓		✓	✓	✓	✓
Operations	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Strategic Business Planning	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Proxy Summary	3

We also view it as imperative to have a Board that represents diversity of ethnicity, gender, sexual orientation, cultural background and professional experience. The Nominating and Corporate Governance Committee of the Board (the “Nominating and Governance Committee”) believes that diversity is important because different points of view and varied Board member backgrounds and practical experience can contribute to the quality of the Board’s operations and decision-making. The Nominating and Governance Committee assesses board diversity, among other things, on an ongoing basis. The following table sets forth diversity information as self-reported by the current members of our Board.
Board Diversity Matrix (as of April 10, 2023)
Total Numbers of Directors	10
	Female	Male	Non-Binary	Did Not Disclose Gender
Part 1: Gender Identity
Directors	5	5	—	—
Part 2: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	1	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	4	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	1
Did Not Disclose Demographic Background	—

4	Proxy Summary

PROPOSAL 1: Election of Directors

The Board has nominated each of R. Davis Noell, Lucy Stamell Dobrin and Teri L. List for election at the Annual Meeting to serve as Class II directors. The Board believes that each of these nominees continues to have the necessary skills and experience to effectively oversee our business. Each of these nominees currently serves as a director, and each has consented to being named in this Proxy Statement and has agreed to serve if elected.
The Board recommends that you vote FOR the election of each of R. Davis Noell, Lucy Stamell Dobrin and Teri L. List.
If elected, each of these individuals will serve as a Class II director until the 2026 Annual Meeting of Stockholders and until such director’s successor has been elected and qualified, or until such director’s earlier death, resignation or removal. The relevant experiences, qualifications, attributes or skills of each nominee that led the Board to recommend the above persons as a nominee for director are described in “Board and Corporate Governance Practices—Board Composition.”
Unless otherwise instructed, the proxyholders will vote proxies FOR the nominees of the Board. The Board has no reason to believe that any of its nominees will be unable or unwilling to serve if elected.
However, if any of the Board’s nominees should become unable for any reason or unwilling for good cause to serve as a director at any point before the Annual Meeting or any adjournment or postponement of the meeting, the Board may reduce the size of the Board or nominate another candidate for election as a Class I director. If the Board nominates a new candidate, unless otherwise provided, the form of proxy attached to this Proxy Statement permits the proxyholders to use their discretion to vote for that candidate.
THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF
R. DAVIS NOELL, LUCY STAMELL DOBRIN AND TERI L. LIST.

Proposal 1 Election of Directors	5

PROPOSAL 2: Advisory Vote on the Frequency of Future Stockholder Advisory Votes on the Compensation of our Named Executive Officers

At least every six years, we are required to provide our stockholders with the opportunity to indicate their preference regarding how frequently our stockholders vote to approve, on an advisory and non-binding basis, the compensation of our named executive officers as a whole (“Say-on-Pay”). Accordingly, we are asking our stockholders to indicate whether they would prefer this advisory vote every one, two or three years. Alternatively, stockholders may abstain from casting a vote.
After considering the benefits and consequences of each frequency, the Board recommends the Say-on-Pay vote be submitted to stockholders every “one year.” In formulating its recommendation, among other things, the Board considered that an annual advisory vote will allow stockholders to provide more meaningful and frequent input on our compensation philosophy, policies and practices.
Approving the frequency of future Say-on-Pay votes requires the affirmative vote of a majority of the voting power of the Shares present virtually or by proxy during the Annual Meeting and entitled to vote thereon. However, if no option receives a majority of votes cast in person or by proxy, the option among one, two or three years that receives the highest number of votes cast at the Annual Meeting by stockholders entitled to vote thereon will be deemed to be the frequency preferred by our stockholders. Abstentions are considered shares present and entitled to vote on this proposal and, thus, will have the same effect as a vote “AGAINST” each of the proposed voting frequencies. Broker non-votes will have no effect on the outcome of this proposal.
While the Board believes that its recommendation is appropriate at this time, our stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preference, on an advisory basis, as to whether non-binding future stockholder advisory votes on the compensation of our named executive officers should be held every one, two or three years.
As an advisory vote, the result of this proposal is non-binding. Although the vote is non-binding, the Board and Compensation Committee value the opinions of our stockholders in this matter and, to the extent there is any significant vote in favor of one time period over another, will consider the outcome of this vote when making future decisions regarding the frequency of holding future stockholder advisory votes on the compensation of our named executive officers.
THE BOARD RECOMMENDS THAT YOU VOTE TO HOLD FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY “ONE YEAR.”

6	Proposal 2 Advisory Vote

PROPOSAL 3: Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board (the “Audit Committee”) is responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm (“independent auditor”) and annually evaluates the independent auditor’s qualifications, performance and independence.
The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as our independent auditor for the fiscal year ending December 31, 2023. Deloitte has served as the independent auditor for the Company since 2019. Deloitte’s background knowledge of the Company, combined with its industry expertise, has enabled it to carry out its audits of our financial statements with effectiveness and efficiency. The members of the Audit Committee believe that the continued retention of Deloitte as our independent auditor is in the best interest of the Company and its stockholders. In determining whether to reappoint Deloitte, the Audit Committee considered factors such as:
•
Deloitte’s independence and objectivity;

•
Deloitte’s and the lead engagement partner’s capability and expertise in handling the breadth and complexity of our operations;

•
Deloitte’s tenure as independent auditor for the Company;

•
historical and recent performance of Deloitte, including the extent and quality of communications with members of the Audit Committee; and

•
the impact of a change in the independent auditor.

The Audit Committee is involved in the selection of Deloitte’s lead engagement partner and ensures that the lead partner’s engagement is limited to no more than five consecutive years of service in that role (in accordance with SEC rules).
We request that our stockholders ratify the appointment of Deloitte as our independent auditor for fiscal year 2023. If the stockholders do not ratify such appointment, the Audit Committee will take note and may reconsider its retention of Deloitte. If such appointment is ratified, the Audit Committee will still have the discretion to replace Deloitte at any time during the year. Representatives of Deloitte are expected to be present at the Annual Meeting and will have the opportunity to make a statement. They will also be available to respond to questions from stockholders regarding their audit of our consolidated financial statements for fiscal year 2022.
THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2023.

Proposal 3 Independent Registered Public Accounting	7

Fees Paid to Deloitte
The following table presents, for the years ended December 31, 2021 and 2022, fees for professional services rendered by Deloitte for the audit of our annual financial statements, audit-related services, tax services and all other services. In accordance with the SEC’s definitions and rules, “audit fees” are fees we paid Deloitte for professional services for the audit of our Consolidated Financial Statements included in our Annual Report on Form 10-K, review of the financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any products and services provided by Deloitte not included in the first three categories.
	Year Ended December 31,
	2022	2021
Audit Fees(1)	$1,623,400	$1,184,484
Audit-Related Fees(2)	$319,040	$1,002,199
Tax Fees(3)	$68,457	$167,591
All Other Fees(4)	$5,219	$2,063

(1)
Audit fees include fees related to the audits or reviews of the Company’s financial statements and other services associated with regulatory filings.

(2)
Includes fees for professional services provided in connection with our secondary public offerings, including comfort letters, consents, and review of documents filed with the SEC and with our Registration Statement on Form S-3.

(3)
Includes services rendered in connection with tax planning, compliance and tax return preparation.

(4)
Includes subscription fees of Deloitte software.

Pre-Approval Policies and Procedures
Pursuant to its charter, the Audit Committee is responsible for engaging, setting compensation for and reviewing the performance of the independent registered public accounting firm. As such, the Audit Committee approves all audit and permitted non-audit related services that our independent registered public accounting firm provides to us prior to each engagement pursuant to procedures it has established. All of the services relating to the fees described in the table above were pre-approved by our Audit Committee in accordance with the procedures described herein.
Audit Committee Report
The Audit Committee is organized under a charter that is reviewed annually by the Audit Committee. Pursuant to the Audit Committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.
In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.

8	Proposal 3 Independent Registered Public Accounting

Based upon the review and discussion described above, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC.
Submitted by the Audit Committee of the Company’s Board of Directors:
Teri L. List (Chairperson)
Rosie Perez
Kelli Turner
The information contained in this Audit Committee Report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

Proposal 3 Independent Registered Public Accounting	9

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT AND RELATED
STOCKHOLDER MATTERS

The following table sets forth certain information as of April 10, 2023 with respect to the beneficial ownership of the Shares by (i) each person known to own beneficially more than five percent of the Shares; (ii) each of our directors and director nominees; (iii) each of our named executive officers; and (iv) all of our current executive officers, directors and director nominees as a group.
The amounts and percentages of shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.
Percentage computations are based on 166,163,495 Shares outstanding as of April 10, 2023. Except as otherwise indicated in the footnotes to the table, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated Shares. Unless otherwise set forth in the footnotes to the table, the address for each listed stockholder is 462 Broadway, New York, NY 10013.
Name of Beneficial Owner	Number of shares beneficially owned	Ownership Percentage of Shares
Providence VII U.S. Holdings L.P.(1)	52,825,444	31.79%
BlackRock, Inc.(2)	10,613,374	6.39%
Mark Zagorski(3)	1,803,590	1.09%
Nicola Allais(3)	1,536,317	*
Julie Eddleman(3)	162,454	*
Andy Grimmig(3)	719,245	*
Laura B. Desmond(3)(4)	1,104,583	*
Joshua L. Selip(5)	—	—
Rosie Perez(3)	15,484	*
R. Davis Noell(5)	—	—
Lucy Stamell Dobrin(5)	—	—
Teri L. List(3)	59,508	*
Kelli Turner(3)	18,229	*
Scott Wagner(3)(6)	15,484	*
Sundeep Jain	—	—
All Directors, Director Nominees and Executive Officers as a group (13 persons)(3)(5)	5,434,894	3.27%

*
Less than one percent.

(1)
Represents Shares held by Providence VII U.S. Holdings L.P. Providence VII U.S. Holdings L.P.’s general partner is Providence Equity GP VII-A L.P., and limited partners are Providence VII Global Holdings L.P. and Providence Equity Partners VII-A L.P. Providence VII Global Holdings L.P.’s general partner is Providence Equity GP VII-A L.P., and limited partner is Providence Equity Partners VII L.P. Providence Equity Partners VII L.P.’s general partner is Providence Equity GP VII L.P., whose general

10	Security Ownership

partner is PEP VII International Ltd. The sole shareholder of PEP VII International Ltd. is Providence Fund Holdco (Domestic ECI) L.P., whose general partner is Providence Managing Member L.L.C. Providence Equity Partners VII-A L.P.’s general partner is Providence Equity GP VII-A L.P., whose general partner is PEP VII-A International Ltd. The sole shareholder of PEP VII-A International Ltd. is Providence Fund Holdco (International) L.P., whose general partner is Providence Holdco (International) GP Ltd. Each of Providence Managing Member L.L.C. and Providence Holdco (International) GP Ltd. is controlled by Jonathan M. Nelson, R. Davis Noell, J. David Phillips, Karim A. Tabet, Andrew A. Tisdale and Michael J. Dominguez. Investment and voting decisions with respect to shares held by Providence VII U.S. Holdings L.P. are made by Providence Equity GP VII-A L.P. Each of Jonathan M. Nelson, R. Davis Noell, J. David Phillips, Karim A. Tabet, Andrew A. Tisdale and Michael J. Dominguez expressly disclaims beneficial ownership of the Shares held by Providence VII U.S. Holdings L.P. The address for each of Providence VII U.S. Holdings L.P., Providence Equity GP VII-A L.P., Jonathan M. Nelson, R. Davis Noell, J. David Phillips, Karim A. Tabet, Andrew A. Tisdale and Michael J. Dominguez is c/o Providence Equity Partners L.L.C., 50 Kennedy Plaza, 18th Floor, Providence, Rhode Island 02903. Excludes 340,464 Shares held by Providence Butternut Co-Investment L.P.
(2)
The number of Shares is based on the Schedule 13G filed February 3, 2023 by BlackRock, Inc. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)
Includes Shares that current directors and executive officers have the right to acquire prior to June 9, 2023 through the exercise of stock options and/or vesting of restricted stock units: Mark Zagorski has the right to acquire 1,449,638 Shares; Nicola Allais has the right to acquire 1,479,434 Shares; Julie Eddleman has the right to acquire 42,823 Shares; Andy Grimmig has the right to acquire 660,781 Shares; Laura B. Desmond (through the Laura B. Desmond Revocable Trust, for which Ms. Desmond is trustee) has the right to acquire 916,329 Shares; and each of Rosie Perez, Teri L. List and Scott Wagner (through Hilltopper LLC, which is wholly-owned by Mr. Wagner) has the right to acquire 9,183 Shares. Beneficial ownership also includes 9,375 vested restricted stock units held by Mr. Zagorski, which will settle in Shares following Mr. Zagorski’s separation from service; 2,500 vested restricted stock units held by Mr. Grimmig, which will settle in Shares on the earlier of (i) March 2024 and (ii) Mr. Grimmig’s separation from service; 9,183 vested restricted stock units held by Ms. Desmond, which will settle in Shares on the earlier of (i) March 2027 and (ii) Ms. Desmond’s end of service as a Director (in which case the shares will be delivered in five annual installments commencing in the year of termination) and 9,183 vested restricted stock units held by Ms. Turner, which will settle in Shares following Ms. Turner’s end of service as a Director (in which case the shares will be delivered in five annual installments commencing in the year of termination). All current directors and executive officers as a group have the right to acquire 4,606,795 Shares prior to June 9, 2023 through the exercise of stock options and/or vesting of restricted stock units.

(4)
Represents Shares held by the Laura B. Desmond Revocable Trust, for which Laura B. Desmond is trustee.

(5)
Does not include Shares held by Providence Equity Partners L.L.C. managed funds. R. Davis Noell is Senior Managing Director and Co-Head of North America, Lucy Stamell Dobrin is a Managing Director and Joshua L. Selip is a Principal of Providence Equity Partners L.L.C. Each of them expressly disclaims beneficial ownership of the Shares held by the Providence Equity Partners L.L.C. managed funds. The address for each of R. Davis Noell, Lucy Stamell Dobrin and Joshua L. Selip is c/o Providence Equity Partners L.L.C., 50 Kennedy Plaza, 18th Floor, Providence, Rhode Island 02903.

(6)
Represents Shares held by Hilltopper LLC, which is wholly-owned by Mr. Wagner.

Security Ownership	11

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis
Introduction
This Compensation Discussion and Analysis provides information regarding the 2022 compensation program for our “Named Executive Officers” or “NEOs”. For 2022, our NEOs were:
Mark Zagorski, our Chief Executive Officer (our “CEO”);
Nicola Allais, our Chief Financial Officer (our “CFO”);
Julie Eddleman, our Executive Vice President and Global Chief Commercial Officer;
Andrew Grimmig, our Chief Legal Officer; and
Matthew McLaughlin, our former Chief Operating Officer who stepped down from that role on April 1, 2022, and terminated employment with the Company on July 1, 2022.
This Compensation Discussion and Analysis describes material elements of our executive compensation program during 2022. It also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices. Finally, it analyzes how and why the Compensation Committee of our Board (the “Compensation Committee”) and our Board arrived at the specific compensation decisions for our NEOs in 2022 and discusses the key factors that were considered in determining their compensation.
Executive Summary
Who We Are
We are a leading software platform for digital media measurement and analytics. Our mission is to create stronger, safer, more secure digital transactions that drive optimal outcomes for global advertisers. Through our software platform and the metrics it provides, we help preserve the fair value exchange between buyers and sellers of digital media.
2022 Business Highlights
2022 showed strong financial performance marked by significant achievements across our business. 2022 business highlights included the following:
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Total revenue of $452.4 million, an increase of 36% from 2021.

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$94.9 million of net cash from operating activities.

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Adjusted EBITDA of $141.6 million, an increase of 29% from 2021.

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5.5 trillion media transactions measured (MTM).

2022 Executive Compensation Highlights
Based on our overall operating environment and these results, our Board took the following key actions with respect to the compensation of our NEOs for and during 2022:
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Base Salaries. In December 2021, approved annual base salary increases, effective January 1, 2022, of 3% for our CEO and ranging from 3% to 4% for our other NEOs, except for our former Chief Operating Officer.

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Annual Cash Bonuses. For our NEOs, approved annual cash bonus awards which, in the aggregate, represented approximately 112% of their target annual cash bonus opportunities as calculated pursuant to the terms of the DoubleVerify Annual Bonus Plan (the “Bonus Plan”), except for our former Chief Operating Officer.

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Long-Term Incentive Compensation. Granted long-term incentive compensation opportunities in the form of stock options and restricted stock unit (“RSU”) awards with grant date fair values

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ranging in the aggregate from approximately $2,000,000 to approximately $3,250,000 for our NEOs other than our CEO, and a stock option and an RSU award for our CEO with an aggregate grant date fair value of approximately $7,500,000.
Relationship Between Pay and Performance
We design our executive compensation program to align the attraction, motivation, and retention of our executive officers, including our NEOs, with the goal of promoting the interests of our stockholders. In an effort to achieve this balance and to motivate and reward individual initiative and effort, we seek to ensure that a meaningful portion of our executive officers’ target total annual direct compensation opportunity is both “at-risk” and variable in nature.
We emphasize variable compensation that appropriately rewards our executive officers through the following two principal compensation elements:
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First, our executives participate in our Bonus Plan, which provides the opportunity for cash bonus awards if our executive officers produce short-term results aligned with long-term stockholder value, such as revenue and Adjusted EBITDA, that meet or exceed certain business and financial objectives set by the Committee, after considering the Company’s 2022 annual operating plan. For information as to how we calculate Adjusted EBITDA, which is a non-GAAP financial measure, please refer to page 57 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

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Second, we grant both stock options and RSU awards, which in the aggregate comprise a majority of our executive officers’ target total direct compensation opportunities. The value of these equity awards depends entirely on the value of our common stock, and coupled with the multi-year vesting periods that apply to them, are intended to incentivize our executive officers to build sustainable long-term value for the benefit of our stockholders.

These variable pay elements ensure that, each year, a substantial portion of our executive officers’ target total direct compensation is contingent (rather than fixed) in nature, with the amounts ultimately payable subject to variability above or below target levels commensurate with our actual performance.
We believe that these compensation elements provide balanced incentives for our executive officers to meet our business objectives and drive long-term growth. To monitor our faithfulness to our compensation philosophy, the Compensation Committee regularly evaluates the relationship between the reported values of the equity awards granted to our executive officers, the amount of compensation realizable (and, ultimately, realized) from such awards in subsequent years, and our performance over this period.
Executive Compensation Policies and Practices
We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee reviews our executive compensation program on an annual basis to ensure consistency with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation-related policies and practices that were in effect during 2022:
WHAT WE DO	WHAT WE DON’T DO

Maintain Independent Compensation Committee. Throughout 2022 our Compensation Committee was composed of a majority of independent directors who determined our compensation policies and practices. The Compensation Committee and Board have established methods of communicating with our stockholders, as described in the section of this Proxy Statement entitled “Communicating with the Board.”

No Executive Retirement Plans. We do not currently offer, nor do we have plans to offer, defined benefit pension plans or arrangements or any supplemental executive retirement plans to our executive officers. Our executive officers are eligible to participate in our 401(k) defined contribution retirement plan on the same basis as our other employees.

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WHAT WE DO	WHAT WE DON’T DO

Annual Executive Compensation Review. The Compensation Committee reviews and approves our compensation strategy annually, including a review of our compensation peer group used for comparative purposes and a review of our compensation-related risk profile designed to ensure that our compensation programs do not encourage excessive or inappropriate risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company.
Limited Perquisites. We provide minimal perquisites and other personal benefits to our executive officers.

Maintain Independent Compensation Advisor. The Compensation Committee engaged its own compensation consultant to assist with its 2022 compensation review. This consultant performed no other consulting or other services for us in 2022.

No Tax Payments on Perquisites. Other than a legacy arrangement for our former Chief Operating Officer, we do not provide to our executives any tax reimbursement payments (including “gross-ups”) on any perquisites or other personal benefits, other than on standard relocation benefits.

Compensation At-Risk. Our executive compensation program is designed so that a significant portion of our executive officers’ compensation is “at risk” based on corporate performance, as well as equity-based, to align the interests of our executive officers and stockholders.

No Tax Payments on Change-in-Control Arrangements. We do not provide any excise tax reimbursement payments (including “gross-ups”) on payments or benefits contingent upon a change-in-control of the Company.

Multi-Year Vesting Requirements. The annual equity awards granted to our executive officers vest over multi-year periods, consistent with current market practice and our retention and stockholder alignment objectives.

No Hedging or Pledging of our Equity Securities Without Pre-Clearance. We prohibit our employees, including our executive officers, and the members of our Board, from hedging or pledging our equity securities without pre-clearing the transaction with our Chief Legal Officer.

Stock Ownership Guidelines. We maintain stock ownership guidelines for our executive officers and the non-employee members of our Board (other than Providence-affiliated directors).	No Stock Option Re-pricing. Our 2021 Omnibus Equity Incentive Plan does not permit stock options to be repriced to a lower exercise or strike price without the approval of our stockholders.

Compensation Clawback Policy. In the event of a restatement of our financial results due to material noncompliance with any financial reporting requirement under the U.S. securities laws caused by the fraud, misconduct, or gross negligence of an executive officer subject to Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) or certain other employees or in certain other situations as specified in the policy, such persons may be required to forfeit and repay any incentive-based compensation paid or awarded to them. The Company intends to review and update its clawback policy upon finalization of applicable NYSE rules regarding the recoupment of incentive compensation.

“Double-Trigger” Change-in-Control Arrangements. Beginning with equity awards granted to our executive officers in 2022, all vesting of equity awards upon a change-in-control is based on a “double-trigger” arrangement (that is, they require both a change-in-control of the Company plus a qualifying termination of employment before accelerated vesting occurs).

Health or Welfare Benefits. Our executive officers participate in broad-based Company-sponsored health and welfare benefit programs on the same basis as our other full-time, salaried employees, including payment of health care premiums for employees at the level of director and above.

Succession Planning. We review the risks associated with departures in our key executive officer positions to ensure adequate succession plans are in place. Continuity of leadership enables the Company to meet or exceed its short-term and long-term business objectives without causing a disruption and serves our leadership strategy by taking into account a longer-term and more holistic view of our philosophy for managing executive talent.

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Stockholder Advisory Vote on Frequency of Future Votes on Our Named Executive Officer Compensation
At the Annual Meeting of Stockholders to which this Proxy Statement relates, we will be conducting a non-binding stockholder advisory vote on the frequency of future non-binding stockholder advisory votes on the compensation of our NEOs (commonly known as a “Say-on-Pay” vote). See “Proposal 2.” Our stockholders will be given the opportunity to express a preference for holding future Say-on-Pay votes on an annual, biennial, or triennial basis.
We value the opinions of our stockholders, and our Board and the Compensation Committee will consider the outcome of our future Say-on-Pay votes, as well as feedback received throughout the year, when making compensation decisions for our executive officers.
Executive Compensation Philosophy and Objectives
Our executive compensation program is guided by our overarching philosophy of paying for performance. We strive to provide an executive compensation program that is competitive, rewards achievement of our business objectives, and aligns our executive officers’ interests with those of our stockholders. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary objectives:
We structure the annual compensation of our executive officers using three principal elements: base salary, annual cash bonus opportunities, and long-term equity incentive opportunities in the form of equity awards.
We have not adopted policies or employed guidelines for allocating compensation between current and long-term compensation, between cash and non-cash compensation, or among different forms of non-cash compensation. As described below, the Compensation Committee considers a variety of factors in formulating and proposing the appropriate yearly mix among such compensatory elements, including our compensation philosophy and the value of outstanding equity awards granted in prior years.
Succession Planning and Personnel Decisions Made in 2022
The Compensation Committee and Board regularly review the Company’s executive management succession plan to enable business continuity in the event a senior leader departs from the Company. The review includes a discussion of potential successors, including qualified internal candidates along with external candidates, an evaluation of their readiness for the role and a discussion of development or other opportunities to prepare them for the role. The Company maintains development plans for potential successors identifying specific skills, training, or other development opportunities to help such individuals prepare for the position. With respect to the departure of our former Chief Operating Officer, the Company determined to leverage existing resources within the organization to manage the responsibilities formerly allocated within the role of Chief Operating Officer.
Compensation-Setting Process
Role of the Compensation Committee
The Compensation Committee discharges many of the responsibilities of our Board relating to the compensation of our executive officers, including our NEOs, and presents compensation recommendations to our Board for approval pursuant to its charter. The Board reviews the Compensation Committee’s recommendations and approves the compensation of our executive officers. Similarly, the Compensation Committee develops and presents recommendations to our Board for approval with

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respect to the compensation of the non-employee members of our Board. Providence-affiliated directors do not receive compensation from the Company in respect of their service on the Board. The Compensation Committee has the overall responsibility for overseeing our compensation and benefits policies generally, and overseeing and evaluating the compensation plans, policies, and practices applicable to our executive officers.
In carrying out its responsibilities, the Compensation Committee evaluates our compensation policies and practices with a focus on the degree to which these policies and practices reflect our executive compensation philosophy, develops strategies and makes recommendations and decisions that it believes further our philosophy or align with developments in best compensation practices and reviews the performance of our executive officers when making recommendations and decisions with respect to their compensation.
The Compensation Committee’s authority, duties, and responsibilities are further described in its charter, which is reviewed annually and revised and updated as warranted. The charter of our Compensation Committee is available without charge at https://ir.doubleverify.com/corporate-governance/governance-documents.
The Compensation Committee retains a compensation consultant (as described below) to provide support in its review and assessment of our executive compensation program; however, the Compensation Committee exercises its own judgment in developing recommendations to the Board with respect to the compensation of our executive officers, including our NEOs.
Setting Target Total Direct Compensation
The Compensation Committee conducts an annual review of the compensation arrangements of our executive officers, including our NEOs, typically during the fourth quarter in respect of the upcoming fiscal year. As part of this review, the Compensation Committee evaluates the base salary levels, annual cash bonus opportunities, and long-term incentive compensation opportunities of our executive officers and all related performance criteria.
The Compensation Committee does not establish a specific target for formulating the compensation opportunities of our executive officers. In developing recommendations about the compensation of our executive officers, the members of the Compensation Committee rely primarily on their general experience and subjective considerations of various factors, including the following:
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Our executive compensation program objectives.

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Our performance against the financial, operational, and strategic objectives established by the Compensation Committee and our Board.

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Each individual executive officer’s knowledge, skills, experience, qualifications, and tenure relative to other similarly situated executives at the companies in our compensation peer group and, in certain instances, selected broad-based compensation surveys.

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The scope of each executive officer’s role and responsibilities compared to other similarly situated executives at the companies in our compensation peer group and, in certain instances, selected broad-based compensation surveys.

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The prior performance of each individual executive officer, based on a subjective assessment of such executive officer’s contributions to our overall performance, ability to lead the executive officer’s business unit or function, and work as part of a team, all of which reflect our core values.

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The potential of each individual executive officer to contribute to our long-term financial, operational, and strategic objectives.

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The retention risk (and related replacement cost) of each individual executive officer.

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Our CEO’s compensation relative to that of our executive officers, and compensation parity among our executive officers.

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Our financial performance relative to our peers.

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The compensation practices of our compensation peer group and the companies in selected broad-based compensation surveys and the positioning of each executive officer’s compensation in a ranking of peer company compensation levels based on an analysis of competitive market data.

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The recommendations of our CEO with respect to the compensation of our executive officers (except with respect to his own compensation).

These factors provide the framework for formulating and developing recommendations regarding the compensation opportunity for each executive officer, including each NEO. No single factor is determinative in developing these recommendations, nor is the impact of any individual factor on the determination of pay levels quantifiable.
The Compensation Committee does not assign any predetermined weight to these factors, nor does it apply any formulas in developing its compensation recommendations for our executive officers. The members of the Compensation Committee consider this information in light of their individual experience, knowledge of the Company, knowledge of the competitive market, knowledge of each executive officer, and business judgment in making their recommendations.
The Compensation Committee does not engage in formal benchmarking against other companies’ compensation programs or practices to establish our compensation levels or make specific compensation recommendations with respect to our executive officers. Instead, in formulating and developing its recommendations, the Compensation Committee reviews information summarizing the compensation paid at a representative group of peer companies, to the extent that the executive positions at these companies are considered comparable to our positions and informative of the competitive environment and more broad-based compensation surveys to gain a general understanding of market compensation levels.
Role of Management
In discharging its responsibilities, the Compensation Committee works with members of our management, including our CEO. Our management assists the Compensation Committee by providing information on corporate and individual performance, market compensation data, and management’s perspective on compensation matters. The Compensation Committee solicits and reviews our CEO’s proposals with respect to program structures, as well as his recommendations for adjustments to annual cash compensation, long-term incentive compensation opportunities, and other compensation-related matters for our executive officers, including our NEOs (except with respect to his own compensation), based on his evaluation of their performance for the prior year.
At the end of each year, our CEO reviews the performance of our other executive officers, including our NEOs, based on each individual’s level of success in accomplishing the business objectives established for such executive officer for the year and his or her overall performance during that year, and then shares these evaluations with, and makes recommendations to, the Compensation Committee for each element of compensation as described above. The annual business objectives for each executive officer are developed through mutual discussion and agreement between our CEO and the executive officers and take into account the Company’s business objectives, which are reviewed with our Board.
The Compensation Committee reviews and discusses with our CEO his proposals and recommendations and considers them as one factor in formulating and developing its recommendations to the Board with respect to the compensation of our executive officers, including our NEOs. Our CEO also attends meetings of our Board and the Compensation Committee at which executive compensation matters are addressed, except with respect to discussions involving his own compensation.
Role of Compensation Consultant
The Compensation Committee has the sole authority to retain an external compensation consultant to assist it by providing information, analysis, and other advice relating to our executive compensation program and the recommendations and decisions resulting from its annual executive compensation review, including the authority to approve the consultant’s reasonable fees and other retention terms.

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In 2022, the Compensation Committee engaged Compensia, Inc. (“Compensia”), a national compensation consulting firm, to serve as its compensation consultant to advise on executive compensation matters, including competitive market pay practices for our executive officers, including our NEOs, and with the data analysis and selection of the compensation peer group. Under the terms of the engagement, Compensia reports directly to the Compensation Committee and its chair, and serves at the discretion of the Compensation Committee, which reviews the engagement annually.
During 2022, Compensia attended the meetings of the Compensation Committee (both with and without management present) as requested and provided various services, including the following:
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the review, analysis, and updating of our compensation peer group;

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the review and analysis of the base salary levels, annual cash bonus opportunities and long-term incentive compensation opportunities of our NEOs against competitive market data based on the companies in our compensation peer group and selected compensation surveys;

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an assessment of executive compensation trends within our industry, and updating on corporate governance and regulatory issues and developments;

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a review and analysis of the compensation paid to the non-employee members of our Board;

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a review and analysis of our equity strategy and utilization;

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a review and analysis of our stock-based compensation expense;

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a compensation risk assessment;

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consultation with the Compensation Committee chair and other members between Compensation Committee meetings; and

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support on other ad hoc matters throughout the year.

Compensia also coordinated with our management for compensation benchmarking for our executive officers. In 2022, Compensia did not provide any other services to us.
The Compensation Committee has evaluated its relationship with Compensia to ensure that it believes that such a firm is independent from management. This review process included a review of the services that Compensia provided, the quality of those services, and the fees associated with the services provided during 2022. Based on this review, as well as consideration of the factors affecting independence set forth in Exchange Act Rule 10C-1(b)(4) and the listing standards of the NYSE and such other factors as were deemed relevant under the circumstances, the Compensation Committee has determined that no conflict of interest was raised as a result of the work performed by Compensia.
Competitive Positioning
The Compensation Committee believes that peer group comparisons are useful guides to measure the competitiveness of our executive compensation program and related policies and practices. For purposes of assessing our executive compensation against the competitive market, the Compensation Committee reviews and considers the compensation levels and practices of a select group of peer companies. This compensation peer group consists of technology companies that are similar to us in terms of revenue, market capitalization, and industry focus. The competitive data drawn from this compensation peer group is one of several factors that the Compensation Committee uses to formulate and develop its recommendations to the independent members of our Board with respect to the compensation of our executive officers, including our NEOs.

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The initial compensation peer group, which was developed prior to our initial public offering of equity securities in April 2021 and focused largely on aspirational peer companies, was used to analyze and establish the compensation of our executive officers for 2022 and consisted of the following publicly-traded technology companies:
Ceridian HCM Holding	LivePerson	Paylocity Holding
Cornerstone OnDemand	LiveRamp	Roku
Criteo S.A.	Medallia	The Trade Desk
Datadog	Nielsen Holdings plc	Twilio
Dynatrace	New Relic	Veeva Systems
Guidewire Software	Okta	Yext
HubSpot	Paycom Software	Zendesk
In April 2022, the Compensation Committee directed Compensia to review and update the compensation peer group to reflect current market conditions, to remove acquired or to be acquired companies and those which fell meaningfully above or below best practice size ranges, and to retain key peer companies identified by management and/or the Compensation Committee. In identifying and selecting the companies that comprise the updated compensation peer group, Compensia considered the following primary criteria:
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publicly traded companies in the advertising software/technology sector, as well as other software/internet companies;

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similar revenues—within a range of approximately 0.3x of our then-trailing four quarters’ revenue of approximately $333 million to approximately 3.0x of current analysts’ estimates of our next four quarters’ revenue of approximately $433 million (approximately $100 million to approximately $1.3 billion);

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similar market capitalization—within a range of approximately 0.25x to approximately 4.0x of our 30-day average market capitalization of approximately $4.1 billion (approximately $1.0 billion to approximately $16.3 billion); and

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comparable revenue growth.

The updated compensation peer group as approved by the Compensation Committee in July 2022 consisted of the following publicly-traded technology companies:
Amplitude	Integral Ad Science	PubMatic
BigCommerce Holding	LivePerson	Roku
Braze	LiveRamp	Semrush Holdings
Cardlytics	Magnite	Sprinklr
Ceridian HCM Holding	Momentive Global	Sprout Social
Datadog	New Relic	Squarespace
Digital Turbine	Paycom Software	The Trade Desk
Dynatrace	Paylocity Holding	Zendesk
HubSpot
The Compensation Committee uses data drawn from the companies in our compensation peer group, as well as data from custom data sets drawn from the Radford Global Technology Survey database (including a survey result of 21 of 25 of the companies in our compensation peer group and a survey result of U.S. technology companies with revenues between $100 million and $1 billion), to evaluate the competitive market when developing its recommendations for the total direct compensation packages for our executive officers, including base salary, target annual cash bonus opportunities, and long-term incentive compensation opportunities.

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The Compensation Committee intends to review our compensation peer group periodically as it deems appropriate and make adjustments to its composition if warranted, taking into account changes in both our business and the businesses of the companies in the peer group.
Compensation Elements
Generally, our executive compensation program consists of three principal elements—base salary, annual cash bonus opportunities, and long-term incentive compensation in the form of equity awards:
Element	Type of Element	Compensation Element	Objective
Base Salary	Fixed	Cash	Designed to attract and retain executives by providing fixed compensation amounts that are competitive in the market
Annual Cash Bonuses	Variable	Cash	Designed to motivate our executives to achieve annual business objectives and provide financial incentives when we meet or exceed these annual objectives
Long Term Equity Incentive Compensation	Variable	Equity awards in the form of stock options and RSU awards	Designed to align the interests of our executives and our stockholders by motivating them to create sustainable long-term stockholder value
Base Salary
Base salary represents the fixed portion of the compensation of our executive officers, including our NEOs, and is an important element of compensation intended to attract and retain highly talented individuals. Generally, we use base salary to provide each executive officer with a specified level of cash compensation during the year with the expectation that the executive officer will perform such individual’s responsibilities to the best of the executive officer’s ability and in our best interests.
Generally, we establish the initial base salaries of our executive officers through arm’s-length negotiation at the time of hire, taking into account the individual’s position, qualifications, experience and prior salary level, and the base salaries of our other executive officers. Thereafter, the Compensation Committee reviews the base salaries of our executive officers each year as part of its annual review of our executive compensation program, with input from our CEO (except with respect to his own base salary) and develops recommendations for adjustments as it determines to be reasonable and necessary to reflect the scope of an executive officer’s performance, individual contributions and responsibilities, position in the case of a promotion, and market conditions.
In December 2021, the Compensation Committee reviewed the base salaries of our executive officers, including our NEOs, taking into consideration a competitive market analysis prepared by its compensation consultant and the recommendations of our CEO (except with respect to his own base salary), as well as the other factors described in “Compensation-Setting Process—Setting Target Total Direct Compensation” above. Following this review, the Compensation Committee recommended to the Board that it adjust the base salaries of each of our executive officers to bring their base salaries to levels that were comparable to those of similarly-situated executives in the competitive marketplace. Subsequently, our Board approved these recommendations.

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The base salaries of our NEOs as determined for 2022 were as follows:
Named Executive Officer	2021 Annual Base Salary ($)	2022 Annual Base Salary ($)	Percentage Adjustment
Mr. Zagorski	$500,000	$515,000	3%
Mr. Allais	$383,400	$400,000	4%
Ms. Eddleman	$450,000	$465,000	3%
Mr. Grimmig	$385,000	$400,000	4%
Mr. McLaughlin	$378,000	$416,000	10%
Note: These base salaries were effective January 1 of the respective year.
The base salaries actually paid to our NEOs during 2022 are set forth in the “2022 Summary Compensation Table” below.
Annual Cash Bonuses
We use an annual cash bonus plan to motivate our executive officers, including our NEOs, to achieve our annual business goals. In December 2021, the Compensation Committee recommended, and our Board approved, the Bonus Plan for 2022 (the “2022 Bonus Plan”) to provide incentives for our executive officers to meet or exceed certain business and financial objectives set by the Committee, after considering the Company’s 2022 annual operating plan.
In December 2021, as part of its annual review of our executive compensation program, the Compensation Committee reviewed the target annual cash bonus opportunities of our executive officers, including our NEOs, taking into consideration a competitive market analysis prepared by its compensation consultant and the recommendations of our CEO (except with respect to his own target annual cash bonus opportunity), as well as the other factors described in “Compensation-Setting Process—Setting Target Total Direct Compensation” above. Following this review, the Compensation Committee recommended to our Board that it maintain the target annual cash bonus opportunities for our executive officers, including our NEOs, at their 2021 levels. Subsequently, our Board approved these recommendations.
Named Executive Officer	2022 Target Annual Cash Bonus Opportunity (as a percentage of base salary)	2022 Target Annual Cash Bonus Opportunity ($)
Mr. Zagorski	100%	$515,000
Mr. Allais	60%	$240,000
Ms. Eddleman	100%	$465,000
Mr. Grimmig	50%	$200,000
Mr. McLaughlin	65%	$270,400
Potential annual cash bonuses for our NEOs under the 2022 Bonus Plan could range from zero to 150% of their target annual cash bonus opportunity.
2022 Bonus Calculation
Measured over 3 equally weighted periods (i.e., one-third of the target bonus opportunity relates to each period) and paid at the end of each period:
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First Half of 2022 (Measured from January 1 to June 30)

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Second Half of 2022 (Measured from July 1 to December 31)

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Full Year of 2022 (Measured from January 1 to December 31)

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Each period is calculated using the following formula:
With respect to bonuses earned by our NEOs in 2022, bonus targets for revenue were set at $197 million, $252 million and $449 million, for the First Half 2022, Second Half 2022 and Full-Year 2022, respectively. Bonus targets for Adjusted EBITDA were set at $47 million, $83 million and $130 million, for the First Half 2022, Second Half 2022 and Full-Year 2022, respectively. The business KPIs for Ms. Eddleman, Mr. Allais and Mr. Grimmig were set by the CEO in consultation with the Board, and, for Mr. Zagorski, by the Board.
2022 Bonus Payout
Our NEOs other than Mr. McLaughlin received the following annual cash bonus payments in 2022:
			First Half 2022		Second Half 2022		Full-Year 2022
Named Executive Officer	2022 Target Annual Bonus Opportunity (as a percentage of base salary)	2022 Target Annual Bonus Opportunity ($)	Achievement %	Payout(1)	Achievement %	Payout(1)	Achievement %	Payout(1)
Mr. Zagorski	100%	$515,000	127%	$218,017	94%	$161,367	115%	$197,417
Mr. Allais	60%	$240,000	127%	$101,600	94%	$75,200	115%	$92,000
Ms. Eddleman(2)	100%	$465,000	127%	$196,850	94%	$145,700	115%	$178,250
Mr. Grimmig	50%	$200,000	127%	$84,667	94%	$62,667	115%	$76,667

(1)
Payout for each individual period rounded to the nearest dollar and may differ from the Summary Compensation Table aggregate by $1.

(2)
Ms. Eddleman contributed 50% of the bonus earned and presented in this table on a pre-tax basis to the Company’s NQDC plan.

Due to his termination of Employment, Mr. McLaughlin’s annual bonus for 2022 was determined pursuant to his employment agreement.
The annual bonuses actually paid to our NEOs for 2022 are set forth in the “2022 Summary Compensation Table” below.
Long-Term Equity Incentive Compensation
As a technology company that encounters significant competition for qualified personnel, long-term incentive compensation plays a critical role in our ability to attract, hire, motivate, and reward qualified and experienced executive officers. The use of long-term incentive compensation in the form of equity awards is necessary for us to compete for qualified executive officers without significantly increasing cash compensation, and we consider it to be the most important element of our executive compensation program. We use equity awards to incentivize and reward our executive officers, including our NEOs, for long-term corporate performance based on the value of our common stock and, thereby, to align their interests with the interests of our stockholders. The realized value of these equity awards bears a direct relationship to our stock price, and, therefore, these awards are an incentive for our executive officers to

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create value for our stockholders. Further, because our equity awards for executive officers, including our NEOs, typically vest over a four-year period, equity awards also help us retain our executive officers in a highly competitive market.
In 2022, we used stock options and RSU awards with time-based vesting requirements to motivate and reward our executive officers, including our NEOs, for sustained, long-term increases in the value of our common stock. Our Board and the Compensation Committee believe that because stock options provide for an economic benefit only in the event that our stock price increases over the exercise price of the option, these awards effectively align the interests of our executive officers with those of our stockholders and provide our executive officers with a significant incentive to manage our business from the perspective of an owner with an equity stake in the business. In addition, because RSU awards have value to the recipient even in the absence of stock price appreciation, our Board and the Compensation Committee believe that we are able to incentivize and retain our executive officers during periods of market volatility and result in using fewer shares of our common stock than would be necessary if we used stock options exclusively to provide an equity stake in the Company. Since the value of RSU awards increases with any increase in the value of the underlying shares, RSU awards also provide incentives to our executive officers that are aligned with the interests of our stockholders.
The Compensation Committee considers the following factors when determining the grant size of each equity award:
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competitive market analysis prepared by its compensation consultant;

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the outstanding equity holdings of each executive officer (including the current economic value of his or her unvested equity holdings and the ability of these unvested holdings to satisfy our retention objectives);

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the projected impact of the proposed awards on our earnings;

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the proportion of our total shares outstanding used for annual employee long-term incentive compensation awards (our “burn rate”) in relation to the annual burn rate ranges of the companies in our compensation peer group and other recently-public technology companies;

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the potential voting power dilution to our stockholders in relation to the median practice of the companies in our compensation peer group; and

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other factors described in “Compensation-Setting Process—Setting Target Total Direct Compensation” above.

In determining the size of our CEO’s equity award, the Compensation Committee reviewed his overall target total direct compensation in view of our consistently strong financial and operational performance under his leadership, his significant contributions to our development both preceding and following our transition to public company status, the remaining prospective incentive and retention value of his then-current equity holdings, the highly competitive market for proven executive talent, and his historical level of compensation relative to that of similarly-situated executives at the companies in our compensation peer group. After reviewing the challenges and opportunities presented by our long-term business strategy and objectives, the Compensation Committee determined that he was uniquely qualified to lead us through our next stage of development as we continue to create long-term sustainable stockholder value. As a result, the Compensation Committee determined that its recommendation with respect to his equity awards should serve to both recognize and reward him for his prior performance and serve as an incentive for him to remain with us and drive the next phase of our growth.
In December 2022, as part of its annual review of our executive compensation program, and after taking into consideration a competitive market analysis prepared by its compensation consultant and the recommendations of our CEO (except with respect to his own equity award), as well as the factors described in the preceding paragraph, the Compensation Committee recommended to our Board that it grant our executive officers, including our NEOs, stock options and RSU awards with time-based vesting requirements. Further, the Compensation Committee recommended that the dollar value of the stock options should comprise approximately 50% of each executive officer’s 2022 equity award, and the dollar value of the RSU awards should comprise the remaining approximately 50% of the award.

Executive and Director Compensation	23

The equity awards granted to our NEOs in 2022 were as follows:
Named Executive Officer	Stock Option (number of shares)	RSU Award (number of shares)	Aggregate Equity Awards Grant Date Fair Value ($)
Mr. Zagorski	303,890	150,000	$7,500,000
Mr. Allais	131,686	65,000	$3,250,000
Ms. Eddleman	111,426	55,000	$2,750,000
Mr. Grimmig	81,037	40,000	$2,000,000
The stock options granted to our NEOs in 2022 vest (and become exercisable) over a four-year period, with 6.25% of the total number of shares of our common stock subject to an option vesting on March 15, 2023 and 6.25% of the total number of shares subject to the option vesting quarterly thereafter for the remaining 15 quarters, contingent upon the NEO’s continued employment with or service to the Company through each applicable vesting date.
The RSU awards granted to the NEOs in 2022 vest over a four-year period, with 6.25% of the total number of units subject to an award vesting on March 15, 2023 and 6.25% of the total number of units subject to the award vesting quarterly thereafter for the remaining 15 quarters, contingent upon the NEO’s continued employment with or service to the Company through each applicable vesting date. Each unit granted pursuant to the RSU awards represents a contingent right to receive one share of our common stock for each unit that vests.
The equity awards granted to our NEOs for 2022 are set forth in the “2022 Summary Compensation Table” and the “2022 Grants of Plan-Based Awards Table” below.
Health and Welfare Benefits
Except with respect to our nonqualified deferred compensation plan (“NQDC”), which is only available to our Board and senior executives, our NEOs are eligible to participate in the same employee benefit plans, and on the same terms and conditions, as all other full-time, salaried U.S. employees, including payment of health care premiums for employees at the level of director and above. These benefits include medical, dental, and vision insurance, an employee assistance program, health and dependent care flexible spending accounts, basic life insurance, accidental death and dismemberment insurance, short-term and long-term disability insurance, commuter benefits, and reimbursement for mobile phone usage.
We maintain a 401(k) defined contribution plan for the benefit of our eligible employees located in the U.S., including our executive officers, under which participants are permitted to contribute a percentage of their compensation on a pre-tax basis, subject to limits in the U.S. Internal Revenue Code of 1986, as amended (the “Code”). We make fully vested matching contributions under the 401(k) plan, subject to the discretion of our Board. While the terms of the 401(k) plan contemplate discretionary matching contributions to eligible participants of up to 50% of every dollar that such participants contribute up to 4% of their annual base salaries, in recent years the Compensation Committee has approved contributions of 75% of each dollar that a participant contributes up to 4% of their annual base salary. Our executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees.
We design our employee benefits programs to be affordable and competitive in relation to the market as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our NEOs except as generally made available to our employees or in situations where we believe it is appropriate to assist an individual in the performance of such person’s duties, to make the NEO more efficient and effective, and for recruitment and retention purposes. In 2022, except for our

24	Executive and Director Compensation

former Chief Operating Officer, none of our NEOs received perquisites or other personal benefits in amounts equal to or greater than $10,000.
In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.
Employment Agreements
We have entered into written employment agreements with each of our NEOs. We believe that these agreements were necessary to secure the service of these individuals in a highly competitive job market.
Except in the case of the employment agreement with our CEO (whose agreement has a five-year term, but may be terminated at any time prior to the expiration of the term by either party), each of these employment agreements does not have a specific term and provides for “at will” employment (meaning that either we or the executive officer may terminate the employment relationship at any time without cause). These employment agreements generally set forth the NEO’s base salary, target annual cash bonus opportunity, and eligibility to receive annual equity awards based upon performance and award guidelines as established by our Board or the Compensation Committee. Ms. Eddleman’s employment agreement provides that she is eligible to receive grants of equity awards having a grant date fair value of not less than $1,500,000 on an annual basis. In addition, each employment agreement also includes non-compete and employee and customer non-solicitation covenants, effective during the NEO’s employment with us and for at least one-year post-termination. Further, each of our NEOs are also subject to intellectual property assignment and perpetual confidentiality provisions that protect our commercial interests.
These employment agreements also provide that each NEO is eligible to receive severance payments and benefits upon a qualifying termination of employment, as more fully described in “Post-Employment Compensation” below.
For detailed descriptions of the employment arrangements with our NEOs, see “—Narrative Disclosure to Summary Compensation Table—Employment Agreements” and “—Payments and Potential Payments upon Termination or Change in Control.”
Post-Employment Compensation
The employment agreements with our NEOs provide for certain protections in the event of specified involuntary terminations of employment (including a termination of employment by us “without cause” or a resignation of employment for “good reason,” as such terms are defined in the employment agreements and which we refer to as a “qualifying termination”), in exchange for executing and not revoking our separation agreement and release of claims. The applicable provisions of the employment agreements provide reasonable compensation in the form of severance pay and certain limited benefits to a NEO if such individual leaves our employ under certain circumstances to facilitate the NEO’s transition to new employment. Further, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing NEO to sign a separation agreement and release of claims in a form and with terms acceptable to us providing for a general release of all claims as a condition to receiving post-employment compensation payments or benefits.
In addition, if Mr. Zagorski’s or Mr. Allais’s employment is terminated in a qualifying termination or by reason of his death or disability, the portion of his stock options and, in the case of Mr. Zagorski, RSU awards that would otherwise have vested between the date of termination and the 12-month anniversary of the date of termination will accelerate and vest in full. In the case of Ms. Eddleman, if her employment is terminated by reason of death, all of her unvested RSU awards granted pursuant to her employment agreement will accelerate and vest in full. In the case of Mr. Grimmig, if his employment is terminated by reason of his death or disability, all of Mr. Grimmig’s unvested RSU awards will accelerate and fully vest.
Beginning with the equity awards granted to our executive officers, including our NEOs, in 2022, the vesting provisions of all stock options and RSU awards with time-based vesting requirements held by our NEOs will be “double-trigger”, which means that the vesting of these awards will generally accelerate and

Executive and Director Compensation	25

vest in full only if there is both a “change in control” of the Company (as defined in our 2021 Equity Plan and our 2017 Equity Plan) and, a qualifying termination of employment of the applicable NEO.
We believe that having in place reasonable and competitive post-employment compensation arrangements are essential to attracting and retaining highly qualified executive officers. The Compensation Committee does not consider the specific amounts payable under the post-employment compensation arrangements when developing its recommendations with respect to the annual compensation for our NEOs. We do believe, however, that these arrangements are necessary to offer compensation packages that are competitive.
For detailed descriptions of the post-employment compensation arrangements with our NEOs, as well as an estimate of the potential payments and benefits payable under these arrangements, see “— Potential Payments upon Termination or Change in Control.”
Non-Qualified Deferred Compensation Plan
We maintain our NQDC to provide our executive officers and members of our Board with an opportunity to defer base salary, cash fees paid to a non-employee director, cash bonus payments and other compensation (including equity awards). In addition to elective deferrals, we may make discretionary contributions to be credited to the account of any or all participants, subject to the vesting requirements set forth in the NQDC (though to date we have not made any such contributions).
Each participant’s deferred compensation account is credited with an investment return determined as if the account was invested in one or more investment funds. Each participant elects the investment funds in which such participant’s account will be deemed to be invested. Distributions of vested account balances are made upon death, disability, separation from service, or a specified date. Distributions are to be made in a single cash payment or, at the election of the participant, in annual installments for a period of between two and 10 years in the case of a separation from service or in-service distribution.
Our obligations under the NQDC are general unsecured promises to pay deferred compensation in the future to eligible participants in accordance with the terms of the NQDC from our general assets. Distributions from the NQDC are governed by the Code and the NQDC. We may, at any time, in our sole discretion, terminate the NQDC or amend or modify the NQDC, in whole or in part, except that no such termination, amendment, or modification will have a substantive effect on the benefits provided under the NQDC.
For more information on the participation of our NEOs in the NQDC, see “—Nonqualified Deferred Compensation.”
Other Compensation Policies
Hedging and Pledging Policies
Our Policy on Trading in Securities requires all directors, officers, and employees of the Company, and their immediate family members and other persons living in their households (“Company Associates”), to consult the Chief Legal Officer prior to engaging in any hedging or pledging transactions involving the Company’s securities. Any request for pre-clearance of a hedging or similar arrangement must be submitted to the Chief Legal Officer at least thirty days before the proposed execution of documents evidencing the proposed transaction. The Chief Legal Officer will then determine whether the transaction may proceed and, if so, assist in complying with the SEC’s reporting requirements. Any Company Associate proposing to pledge the Company’s securities as collateral for a loan must submit a request for pre-clearance to the Chief Legal Officer at least two weeks prior to the proposed execution of documents evidencing the proposed pledge. The Chief Legal Officer will then determine whether the transaction may proceed. Our Policy on Trading in Securities prohibits Company Associates from engaging in short sales and transactions in puts, calls or other derivative securities (whether on an exchange or in any other organized market) with respect to the Company’s securities.
Stock Ownership Guidelines
The Board has established stock ownership guidelines in order to further align the long-term interests of our executive officers and non-employee directors with those of our stockholders and promote the

26	Executive and Director Compensation

Company’s commitment to sound corporate governance. Our stock ownership guidelines require that our executive officers own qualifying equity having an aggregate value equal to a multiple of the executive officer’s annual base salary or non-employee director’s annual board cash retainer as follows:
Position	Multiple
Chief Executive Officer	5x Annual Base Salary
All Named Executive Officers	3x Annual Base Salary
Certain Non-Named Executive Officer Members of Management	2x Annual Base Salary
Non-Employee Directors*	3x Annual Board Cash Retainer

*
Excludes Providence-affiliated directors

The types of equity that are eligible for calculation in the guidelines include Shares held outright (including Shares beneficially owned unless the individual disclaims beneficial ownership), Shares held in the Employee Stock Purchase Plan and any unsettled RSUs. Executives are required to hold 50% of the Shares acquired as a result of exercise or settlement of compensatory awards (net of any shares withheld for taxes) until these ownership guidelines have been met.
Compliance with these stock ownership guidelines is reviewed at least annually by the Compensation Committee.
Our overall compensation program is designed to mitigate the potential for rewarding excessive risk-taking that may produce short-term results that appear in isolation to be favorable, but which, in fact, may undermine the successful execution of our long-term business strategy and erode stockholder value. The Compensation Committee reviewed the Company’s incentive compensation programs and discussed these with its compensation consultant, including both broad-based programs and its executive compensation programs. Based on this review, the Compensation Committee determined that the risks arising from its compensation program are not reasonably likely to have a material adverse effect on the Company.
Compensation Recovery (“Clawback”) Policy
Our Board has adopted a clawback and forfeiture policy (the “Clawback Policy”) which provides for recoupment of all excess “incentive compensation” (as defined in the Clawback Policy”) paid or awarded to any current or former “executive officer” (as that term is defined for purposes of Section 16 of the Securities Exchange Act of 1934) and any other current or former employee who has received an equity award (a “Covered Person”) if
•
we are required to prepare an accounting restatement of our financial results due to material noncompliance with any financial reporting requirement under the U.S. securities laws caused by the fraud, misconduct, or gross negligence of a Covered Person;

•
the Compensation Committee determines that any Covered Person received incentive compensation based on inaccurate financial information or other inaccurate performance metric criteria; or

•
the Compensation Committee determines that any Covered Person committed misconduct that has or might reasonably be expected to cause reputational or other harm to us, committed misconduct or a material error that causes or might be reasonably expected to cause significant financial or reputational harm to us or was improper or grossly negligent, including in a supervisory capacity, in failing to identify, escalate, monitor or manage, in a timely manner and as reasonably expected, risks material to us.

The Clawback Policy applies with respect to cash incentive compensation paid after April 15, 2021 (the “Effective Date”) and equity incentive compensation granted after the Effective Date and, to the extent agreed by a Covered Person or as otherwise permitted by applicable law, incentive compensation that was granted prior to the Effective Date.
The Company intends to review and update its clawback policy upon finalization of applicable NYSE rules regarding the recoupment of incentive compensation.

Executive and Director Compensation	27

Tax and Accounting Considerations
The Compensation Committee takes the applicable tax and accounting requirements into consideration in designing and overseeing our executive compensation program.
Deductibility of Executive Compensation
Under Section 162(m) of the Code, compensation paid to our “covered executive officers” (which include our CEO and CFO), will not be deductible to the extent it exceeds $1 million. While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.
Accounting for Stock-Based Compensation
The Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), the standard which governs the accounting treatment of certain stock-based compensation. Among other things, ASC Topic 718 requires us to record a compensation expense in our income statement for all equity awards granted to our executive officers and other employees. This compensation expense is based on the grant date “fair value” of the equity award and, in most cases, will be recognized ratably over the award’s requisite service period (which, generally, will correspond to the award’s vesting schedule). This compensation expense is also reported in the compensation tables below, even though recipients may never realize any value from their equity awards.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (CD&A) contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this Proxy Statement.
Submitted by the Compensation Committee of the Company’s Board of Directors:
Scott Wagner (Chairperson)
Laura B. Desmond
Sundeep Jain
Teri L. List
The information contained in this Compensation Committee Report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

28	Executive and Director Compensation

Compensation Tables
The following tables, footnotes and narrative disclosures discuss the compensation of our NEOs: our Chief Executive Officer, Mark Zagorski, our Executive Vice President and Global Chief Commercial Officer, Julie Eddleman, our Chief Financial Officer, Nicola Allais, our Chief Legal Officer, Andy Grimmig and our former Chief Operating Officer who stepped down from that role on April 1, 2022 and terminated employment with the Company on July 1, 2022, whom we refer to as our “NEOs,” during our fiscal year ended December 31, 2022.
Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in pension value and nonqualified deferred compensation earnings ($)	All Other Compensation ($)(4)	Total ($)
Mark Zagorski Chief Executive Officer	2022	515,000	—	3,750,000	3,750,003	576,800	—	22,561	8,614,364
	2021	500,000	—	3,249,995	3,250,001	348,333	—	21,487	7,369,816
	2020	225,641	349,658(5)	2,411,837	4,648,475	—	—	5,328	7,640,939
Nicola Allais Chief Financial Officer	2022	400,000	—	1,625,000	1,625,005	268,800	—	22,561	3,941,366
	2021	383,400	—	1,500,003	1,500,007	160,261	—	21,487	3,565,158
Julie Eddleman Executive Vice President and Global Chief Commercial Officer	2022	465,000	—	1,375,000	1,374,997	520,800	—	13,411	3,749,208
	2021	419,423	450,000(6)	5,944,802	999,997	—	—	16,300	7,830,522
Andy Grimmig Chief Legal Officer	2022	400,000	—	1,000,000	999,997	224,000	—	9,150	2,633,147
	2021	—	—	—	—	—	—	—	—
	2020	262,500	58,333(7)	345,117	1,144,712	126,000	—	18,141	1,954,803
Matthew McLaughlin Former Chief Operating Officer	2022	209,600	296,088(8)	—	—	—	—	270,816	776,504
	2021	—	—	—	—	—	—	—	—
	2020	344,000	—	3,920,277	9,153,436(9)	224,345	—	35,108	13,677,166

(1)
Represents the aggregate grant date fair value of restricted stock units granted to our NEOs. The grant date fair value is computed in accordance with FASB ASC Topic 718, except that the amounts in this column for 2020 are modified to exclude any forfeiture assumptions related to service-based vesting conditions for the performance-based restricted stock units. The amounts do not reflect the value actually realized or that ultimately may be realized by our NEOs in respect of these awards. The 2020 amounts shown for Mr. Zagorski assumed that the market-based conditions for the performance-based restricted stock units would be satisfied in full, and, as of October 26, 2020, this performance condition was satisfied and Mr. Zagorski’s performance-based restricted stock units therefore vested.

(2)
Represents the aggregate grant date fair value of stock options granted to our NEOs. The grant date fair value is computed in accordance with FASB ASC Topic 718. The amounts do not reflect the value actually realized or that ultimately may be realized by our NEOs.

(3)
The amounts in this column represent bonuses relating to first half, second half and full year Company performance for the respective year. For 2022, Ms. Eddleman contributed 50% of the bonus earned and presented in this column on a pre-tax basis to the Company’s NQDC plan. For 2020, Mr. Grimmig’s amount represents non-guaranteed annual bonuses that relate to Company performance for the second half of 2020 and for the full 2020 calendar year.

Executive and Director Compensation	29

(4)
Amounts reported in the “All Other Compensation” column for our NEOs include the items set forth in the table below, as applicable to each NEO.

Name	Fiscal Year	401(k) Contribution ($) (A)	Employee Referral ($) (B)	Employer Paid Premiums for Health Benefits ($) (C)	Employment Agreement Items ($) (D)
Mark Zagorski Chief Executive Officer	2022	9,150	—	13,411	—
	2021	8,700	—	12,787	—
	2020	—	—	5,328	—
Nicola Allais Chief Financial Officer	2022	9,150	—	13,411	—
	2021	8,700	—	12,787	—
Julie Eddleman Executive Vice President and Global Chief Commercial Officer	2022	—	—	13,411	—
	2021	—	5,000	11,300	—
Andy Grimmig Chief Legal Officer	2022	9,150	—	—	—
	2021	—	—	—	—
	2020	8,550		9,591	—
Matthew McLaughlin Former Chief Operating Officer	2022	—	—	7,638	263,178
	2021	—	—	—	—
	2020	8,550	—	12,787	13,771

A.
A discretionary matching contribution under the Company’s 401(k) plan was made for each of our NEOs who made contributions to the plan and who were employed on December 31, 2020, 2021 and 2022, respectively, as set forth above.

B.
The Company provides cash incentives when employees successfully refer external candidates for an open role.

C.
Reflects the employee portion of health benefits paid by the Company.

D.
For 2022, reflects additional payments required under Mr. McLaughlin’s employment agreement as a result of the termination of his employment in 2022 (salary continuation of $206,400, health benefit reimbursement of 13,262, life insurance reimbursement of $21,649, and gross-up of life insurance reimbursement of $21,867). For 2020, reflects life insurance reimbursement of $7,216 and respective gross-up of $6,555.

(5)
This amount for Mr. Zagorski includes a one-time cash sign-on bonus paid to him in connection with the commencement of his employment, and a fixed annual bonus for 2020 that was payable to Mr. Zagorski pursuant to the terms of his employment agreement.

(6)
This amount for Ms. Eddleman reflects a fixed annual bonus that was payable pursuant to the terms of her employment agreement.

(7)
This amount for Mr. Grimmig represents the fixed portion of his annual bonus for 2020 that was payable to him pursuant to the terms of his employment agreement.

(8)
This amount for Mr. McLaughlin reflects his 2022 bonus that was payable pursuant to the terms of his employment agreement.

(9)
In December 2020, we entered into an agreement with Mr. McLaughlin whereby we agreed to purchase from him, and he agreed to the cancellation of, an unvested performance-based option that was granted to him in 2017 in respect of 601,412 shares of our common stock. The amount in this column represents the incremental fair value, computed in accordance with FASB ASC Topic 718, recognized in connection with the accelerated vesting of that performance-based option.

30	Executive and Director Compensation

Grants of Plan-Based Awards During the Fiscal Year Ended December 31, 2022
The following table provides information about the plan-based awards granted to each of our NEOs during fiscal 2022.
Name	Grant Date	Estimated future payouts under non-equity incentive plan awards ($)(3)			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($)(4)	Grant Date Fair Value of Stock and Option Awards(5)
		Threshold	Target	Maximum
Mark Zagorski	2022 DVBP	$0	$515,000	$772,500
	12/12/2022(1)				150,000			$3,750,000
	12/12/2022(2)					303,890	$25.00	$3,750,003
Nicola Allais	2022 DVBP	$0	$240,000	$360,000
	12/12/2022(1)				65,000			$1,625,000
	12/12/2022(2)					131,686	$25.00	$1,625,005
Julie Eddleman	2022 DVBP	$0	$465,000	$697,500
	12/12/2022(1)				55,000			$1,375,000
	12/12/2022(2)					111,426	$25.00	$1,374,997
Andrew Grimmig	2022 DVBP	$0	$200,000	$300,000
	12/12/2022(1)				40,000			$1,000,000
	12/12/2022(2)					81,037	$25.00	$999,997
Matthew McLaughlin	2022 DVBP	$0	$270,400	$405,600

(1)
Represents the restricted stock units that vest 6.25% on March 15, 2023 and the remainder of the award vest at a rate of 6.25% on each quarterly anniversary of March 15, 2023, subject to the NEO’s continued employment through each applicable vesting date.

(2)
Represents the stock options that vest 6.25% on March 15, 2023 and the remainder of the award vest at a rate of 6.25% on each quarterly anniversary of March 15, 2023, subject to the NEO’s continued employment through each applicable vesting date.

(3)
These columns reflect the threshold, target, and maximum payout opportunities under the 2022 DV Bonus Plan. For purposes of this table, the amount shown as the “threshold” payout reflect the threshold payout levels for achieving the threshold performance targets.

(4)
Represents the NYSE closing price of our common stock on the date of grant.

(5)
Represents the aggregate grant date fair value of restricted stock units and stock options granted to our NEOs. The grant date fair value is computed in accordance with FASB ASC Topic 718. The amounts do not reflect the value actually realized or that ultimately may be realized by our NEOs in respect of these awards.

Narrative Disclosure to Summary Compensation Table
Employment Agreements
The key terms of the employment agreements of Mr. Zagorski, Ms. Eddleman, Mr. Allais, Mr. Grimmig and Mr. McLaughlin are described below.

Executive and Director Compensation	31

Mark Zagorski

We are currently party to an agreement with Mark Zagorski, our Chief Executive Officer, that governs the current terms of his employment with us. Mr. Zagorski’s agreement has a five-year term, which commenced July 21, 2020. Pursuant to his employment agreement, Mr. Zagorski is entitled to an annual base salary (which for 2022 was paid at an annual rate of $515,000), and is eligible to receive an annual discretionary bonus with a target amount equal to 100% of his base salary based upon the attainment of performance goals and objectives established by our Board.
Following the completion of our IPO, Mr. Zagorski also became eligible to receive annual equity awards based upon performance and award guidelines established by our board or its compensation committee. Mr. Zagorski’s employment agreement includes non-compete and employee and customer non- solicitation covenants, effective during his employment and for one-year post-termination. Mr. Zagorski is also entitled to receive severance benefits upon a qualifying termination of his employment, as more fully described below under “—Payments and Potential Payments upon Termination or Change of Control”.

Nicola Allais

We are currently party to an agreement with Nicola Allais, our Chief Financial Officer, that governs the current terms of his employment with us. Mr. Allais’ agreement does not have a fixed term. Pursuant to the agreement, Mr. Allais is entitled to an annual base salary (which for 2022 was paid at an annual rate of $400,000) and is eligible to receive an annual discretionary bonus with a target amount equal to 60% of his base salary based upon the attainment of performance goals and objectives established by our Board.
Mr. Allais’ employment agreement includes non-compete and employee and customer non- solicitation covenants, effective during his employment and for one-year post-termination. Mr. Allais is also entitled to receive severance benefits upon a qualifying termination of his employment, as more fully described below under “—Payments and Potential Payments upon Termination or Change of Control”.

Julie Eddleman

We are currently party to an agreement with Julie Eddleman, our Executive Vice President and Global Chief Commercial Officer, that governs the current terms of her employment with us. Ms. Eddleman’s agreement does not have a fixed term. Pursuant to the agreement, Ms. Eddleman is entitled to an annual base salary (which for 2022 was paid at an annual rate of $465,000) and is eligible to receive an annual discretionary bonus with a target amount equal to 100% of her base salary (with the opportunity to earn a maximum bonus of 150% of the base salary) based upon the attainment of performance goals and objectives established by our Board. Ms. Eddleman was also entitled to be granted 262,882 restricted stock units under our 2017 Equity Plan, all of which have been granted and which are described in greater detail below in the table and accompanying footnotes under “— Outstanding Equity Awards at Fiscal Year End 2022”. Ms. Eddleman is also entitled to receive grants of equity awards having a grant date fair value of not less than $1,500,000 on an annual basis, commencing in December 2021. The first of these grants was made on December 10, 2021 and is described in greater detail below in the table and accompanying footnotes under “—Outstanding Equity Awards at Fiscal Year End 2022”.
Ms. Eddleman’s employment agreement includes non-compete and employee and customer non- solicitation covenants, effective during her employment and for one-year post-termination. Ms. Eddleman is also entitled to receive severance benefits upon a qualifying termination of her employment, as more fully described below under “—Payments and Potential Payments upon Termination or Change of Control”.

Andy Grimmig

We are currently party to an agreement with Andy Grimmig, our General Counsel and Chief Legal Officer, that governs the current terms of his employment with us. Mr. Grimmig’s agreement does not have a fixed term. Pursuant to the agreement, Mr. Grimmig is entitled to an annual base salary (which for 2022 was paid at an annual rate of $400,000) and is eligible to receive an annual discretionary bonus with a target amount equal to 50% of his base salary based upon the attainment of performance goals and objectives established by our Board. Mr. Grimmig was also entitled to be granted 882,347 non-qualified stock options under our 2017 Equity Plan, all of which have been granted and which are described in greater detail below in the table and accompanying footnotes under “—Outstanding Equity Awards at Fiscal Year End 2022”.
Mr. Grimmig’s employment agreement includes non-compete and employee and customer non- solicitation covenants, effective during his employment and for one-year post-termination. Mr. Grimmig is also entitled to receive severance benefits upon a qualifying termination of his employment, as more fully described below under “—Payments and Potential Payments upon Termination or Change of Control”.

32	Executive and Director Compensation

Mr. Zagorski, Ms. Eddleman, Mr. Allais and Mr. Grimmig are also bound by intellectual property assignment and perpetual confidentiality provisions that protect our commercial interests.
Matthew McLaughlin

We are currently a party to an Executive Transition and Separation Agreement and General Release of All Claims (collectively, the “Transition Agreement”) with Mr. McLaughlin. Under the Transition Agreement, Mr. McLaughlin remained employed in his role as Chief Operating Officer through March 31, 2022, and, thereafter, remained employed by the Company on a full-time basis in a special advisory capacity through July 1, 2022. Following his termination of employment, Mr. McLaughlin has begun to receive severance benefits consistent with those set forth in his employment agreement, dated as of December 31, 2020, except that his base salary continuation and medical benefit subsidy will be provided for fifteen months following his termination rather than twelve months as provided under the Employment Agreement. Pursuant to the Transition Agreement, Mr. McLaughlin’s termination of employment will be considered involuntary for purposes of the vesting of the Company restricted stock units he was granted on December 27, 2020, which will vest in full.
Pursuant to his employment agreement, Mr. McLaughlin was entitled to an annual base salary (which as of January 1, 2022 was $416,000) and was eligible to receive an annual discretionary bonus with a target amount equal to 65% of his base salary based upon the attainment of performance goals and objectives established by our Board. Mr. McLaughlin was also entitled to be granted 159,698 restricted stock units under our 2017 Equity Plan pursuant to his employment agreement, all of which have been granted. We also agreed to pay or reimburse Mr. McLaughlin for certain term life insurance premiums, and to gross him up for income taxes associated with that payment or reimbursement, as described above in footnote D to the “Summary Compensation Table”.
Mr. McLaughlin’s employment agreement includes non-compete and employee and customer non- solicitation covenants, effective during his employment and for one-year post-termination.

Outstanding Equity Awards at Fiscal Year End 2022
The following table provides information about outstanding equity awards held by each of our NEOs as of December 31, 2022. All awards were granted under the 2017 Equity Plan or the 2021 Equity Plan. Our equity incentive program was designed to ensure that our senior management and other employees, including our NEOs, help drive stockholder value, and stock options and restricted stock units constitute a meaningful part of our NEOs’ compensation. Each of the 2017 Equity Plan and 2021 Equity Plan is administered by our Compensation Committee, which has discretion, within the parameters of the 2017 Equity Plan or 2021 Equity Plan, as applicable, to determine the recipients, amounts and terms of awards. The market value of the stock awards is based on the closing price of our common stock on the NYSE on December 30, 2022 (the last business day of the year), which was $21.96.
Name		Option Awards				Stock Awards
		Number of Shares Underlying Unexercised Options (#) Exercisable	Number of Shares Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Mark Zagorski	1	—	303,890	$25.00	12/12/2032	150,000	$3,294,000
	2	61,184	183,545	$31.39	12/10/2031	77,652	$1,705,238
	3	609,374	473,959	$6.93	7/28/2030	72,916	$1,601,235
	4	609,374	473,959	$13.86	7/28/2030	—	—
Nicola Allais	1	—	131,686	$25.00	12/12/2032	65,000	$1,427,400
	2	23,532	70,595	$31.39	12/10/2031	29,866	$655,857
	5	9,705	9,705	$31.39	12/10/2031	3,982	$87,445
	6	801,883	—	$2.01	1/4/2028	—	—
	7	698,780	—	$2.01	1/4/2028	—	—
Julie Eddleman	1	—	111,426	$25.00	12/12/2032	55,000	$1,207,800
	2	18,828	56,473	$31.39	12/10/2031	23,892	$524,668
	8	—	—	—	—	110,902	$2,435,408

Executive and Director Compensation	33

Name		Option Awards				Stock Awards
		Number of Shares Underlying Unexercised Options (#) Exercisable	Number of Shares Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Andrew Grimmig	1	—	81,037	$25.00	12/12/2032	40,000	$878,400
	2	14,120	42,356	$31.39	12/10/2031	17,917	$393,457
	9	22,578	29,029	$20.31	2/15/2031	17,845	$391,876
	10	303,307	137,867	$6.45	4/27/2030	—	—
	6	316,173	—	$6.45	4/27/2030	—	—

(1)
The awards in this row consist of time vesting non-qualified stock options and restricted stock units granted under our 2021 Omnibus Equity Incentive Plan (“2021 Equity Plan”). The awards vested 6.25% on March 15, 2023 and the remainder of the awards vest at a rate of 6.25% on each quarterly anniversary of March 15, 2023, subject to the NEO’s continued employment through each applicable vesting date.

(2)
The awards in this row consist of time vesting non-qualified stock options and restricted stock units granted under our 2021 Equity Plan. The award vested 6.25% on March 15, 2022 and the remainder of the award vest at a rate of 6.25% on each quarterly anniversary of March 15, 2022, subject to the NEO’s continued employment through each applicable vesting date.

(3)
The awards in this row consist of time vesting non-qualified stock options and restricted stock units granted under our 2017 Omnibus Equity Incentive Plan (“2017 Equity Plan”). The vesting schedule provides that 25% of the awards vest on July 21, 2021, which is the one-year anniversary of Mr. Zagorski’s commencement of employment, and then at a rate of 6.25% per quarter over the next 12 quarters, subject in all cases to his continued employment through the applicable vesting date. Notwithstanding the foregoing, upon the completion of our IPO, the portion of the awards that would have vested over the 12 months following the completion of the IPO vested, and the remaining portion vest on their original vesting schedule without regard to the aforementioned acceleration.

(4)
The award in this row consists of non-qualified stock options granted under our 2017 Equity Plan and are subject to the same time vesting criteria as the options described in note 3 above (including in respect of the accelerated vesting upon the completion of our IPO). These options were granted with an exercise price equal to two times the fair market value of a share of our common stock on the grant date, as determined by our Board.

(5)
The awards in this row consist of time vesting non-qualified stock options and restricted stock units granted under our 2021 Equity Plan. 50% of the awards vested on December 15, 2022 and the remainder vest on December 15, 2023, subject to Mr. Allais’s continued employment through the vesting date.

(6)
The award in this row consists of time vesting non-qualified stock options granted under our 2017 Equity Plan. The award vested 25% on November 6, 2018, and the remainder at a rate of 6.25% per quarter thereafter.

(7)
The award in this row consists of performance-based non-qualified stock options granted under our 2017 Equity Plan. The award vested 100% on November 22, 2021 upon Providence VII U.S. Holdings L.P. receiving cumulative cash proceeds in respect of its investment in DoubleVerify equal to two times its aggregate cash investment in DoubleVerify.

(8)
The award in this row consists of time vesting restricted stock units granted under our 2017 Equity Plan. 25% of the award vested on April 20, 2021, upon the completion of our IPO. 25% of the remaining award vested on January 26, 2022, and the other remaining restricted stock units vest at a rate of 6.25% per quarter thereafter, subject to Ms. Eddleman’s continued employment through each applicable vesting date.

(9)
The award in this row consists of time vesting non-qualified stock options and restricted stock units

34	Executive and Director Compensation

granted under our 2017 Equity Plan. The award vested 6.25% on February 15, 2022 and the remainder of the award vest at a rate of 6.25% on each quarterly anniversary of February 15, 2022, subject to Mr. Grimmig’s continued employment through each applicable vesting date.
(10)
The award in this row consists of time vesting non-qualified stock options granted under our 2017 Equity Plan. The award vested 6.25% on March 30, 2021 and the remainder of the award vest at a rate of 6.25% on each quarterly anniversary of March 30, 2021, subject to Mr. Grimmig’s continued employment through each applicable vesting date.

Option Exercises and Stock Vested During the Fiscal Year Ended December 31, 2022
The following table provides information about number of stock options that were exercised, and restricted stock units that vested and released, for each of our NEOs during fiscal 2022 on an aggregate basis.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Mark Zagorski	—	—	57,135	$1,371,549
Nicola Allais	51,436	$1,309,518	114,714	$2,946,310
Julie Eddleman	—	—	94,224	$2,251,676
Andrew Grimmig	125,000	$2,505,082	74,121	$1,929,789
Matthew McLaughlin			356,485	$8,853,601

(1)
Represents the spread between (i) the market price of our common stock at exercise and (ii) the exercise price for all stock options exercised during the year, multiplied by the number of stock options exercised.

(2)
Represents the number of restricted stock units released multiplied by the market price of our common stock on the date of release.

Nonqualified Deferred Compensation
The following table provides a summary of the NEOs’ participation in the NQDC during the fiscal year ended December 31, 2022.
	Executive contributions in last Fiscal Year	Registrant contributions in last Fiscal Year	Aggregate earnings in last Fiscal Year	Aggregate withdrawals/ distributions	Aggregate balance at last Fiscal Year End
Mark Zagorski(1)	—	—	—	—	—
Nicola Allais	—	—	—	—	—
Julie Eddleman(2)	$260,400	—	$0	—	$260,400
Andrew Grimmig(1)	—	—	—	—	—

(1)
Does not reflect the election of Messrs. Zagorski and Grimmig to defer RSUs granted in 2022, but vesting in 2023 and thereafter, under the NQDC.

(2)
Includes bonus amounts earned by Ms. Eddleman in respect of the Second Half 2022 and Full Year 2022, which were paid in 2023.

Our NQDC provides our executive officers and members of our Board with an opportunity to defer base salary, cash fees paid to a non-employee director, cash bonus payments and other compensation (including equity awards). In addition to elective deferrals, the Company may make discretionary contributions to be credited to the account of any or all participants, subject to the vesting requirements set forth in the NQDC (though to date we have not made any such contributions). Each participant’s deferred compensation account is credited with a notional investment return based on various investment funds that are generally the same as the investment funds available under our tax qualified plan.

Executive and Director Compensation	35

Distributions of vested account balances are made upon death, disability, separation from service, or a specified date. Distributions are to be made in a single cash payment or, at the election of the participant, in annual installments for a period of between two and 10 years in the case of a separation from service or in-service distribution.
Please see the discussion of the NQDC in our Compensation Discussion & Analysis for more details about the operation of the plan.
Payments and Potential Payments upon Termination or Change in Control
Employment Agreement Obligations
Mark Zagorski
Mr. Zagorski’s employment agreement has a five-year term, which commenced July 21, 2020, and may also be terminated at any time prior to the expiration of the term by either party. The employment agreement provides for certain severance benefits. If prior to the expiration of the five-year term, Mr. Zagorski’s employment is terminated by us without “cause” or if he resigns his employment for “good reason” (as such terms are defined in his employment agreement), which we refer to as a “qualifying termination,” Mr. Zagorski is entitled to receive his continued base salary as in effect at the time of termination for 12 months, as described in the table “Summary of Estimated Payments and Benefits” below.
Nicola Allais, Julie Eddleman and Andy Grimmig
The employment agreements of Mr. Allais, Ms. Eddleman and Mr. Grimmig do not provide a fixed term and may be terminated at any time by either party. If the employment of Mr. Allais, Ms. Eddleman or Mr. Grimmig is terminated by us without cause or by the applicable executive for good reason (which we refer to as a “qualifying termination”, the applicable executive will be entitled to receive amounts as described in the table “Summary of Estimated Payments and Benefits” below.
Treatment of Equity Awards Generally
In the event that we terminate an NEO for “cause”, or an NEO breaches a restrictive covenant by which he or she is bound, all of such NEO’s unvested and vested stock options and restricted stock units will be immediately cancelled and forfeited.
If we experience a “change in control” (as defined in the 2021 Equity Plan and 2017 Equity Plan), time-based options and time-based RSUs granted prior to 2022 under the applicable plan will generally accelerate and vest in full. Time-based options and time-based RSUs granted in 2022 and going forward are subject to “double trigger” vesting and acceleration, pursuant to which such awards will not automatically accelerate and vest upon a change in control, unless the NEO’s employment is terminated involuntarily or constructively within one year following such change in control.
We do not provide any excise tax payments (or “gross-ups”) in connection with a change in control of the Company and have no such obligations in place with respect to any of our executive officers, including our Named Executive Officers.
Summary of Estimated Payments and Benefits on a Termination of Employment or Change in Control
The following table summarizes estimated post-employment payments and benefits that would have been payable to the NEOs in the event that their employment had been terminated or a change in control of the Company had occurred as of December 31, 2022.

36	Executive and Director Compensation

Name and Triggering Event	Severance or Multiple of Salary and Bonus(1)	Valuation of Equity Vesting Acceleration Assuming Cash- Out/Payment of Long-Term Cash Incentive	Value of Other Benefits(2)	Total
Mark Zagorski
Qualifying termination not in connection with change in control(3)	$772,500	$7,179,375	$32,238	$7,984,113
Qualifying termination in connection with change in control(3)	$772,500	$17,563,145	$32,238	$18,367,883
Change in control	—	$14,269,145	—	$14,269,145
Death(4)	—	$7,179,375	—	$7,179,375
Disability(4)	—	$7,179,375	—	$7,179,375
Nicola Allais
Qualifying termination not in connection with change in control(5)	$400,000	—	$32,130	$432,130
Qualifying termination in connection with change in control(5)	$400,000	$2,170,702	$32,130	$2,602,832
Change in control	—	$743,302	—	$743,302
Death	—	—	—	—
Disability	—	—	—	—
Julie Eddleman
Qualifying termination not in connection with change in control(6)	$465,000	—	$32,130	$497,130
Qualifying termination in connection with change in control(6)	$465,000	$4,167,876	$32,130	$4,665,007
Change in control	—	$2,960,076	—	$2,960,076
Death(7)	—	$2,435,408	—	$2,435,408
Disability	—	—	—	—
Andrew Grimmig
Qualifying termination not in connection with change in control(8)(9)	$200,000	$391,876	$16,083	$607,959
Qualifying termination in connection with change in control(8)(9)	$200,000	$3,849,949	$16,083	$4,066,032
Change in control	—	$2,971,549	—	$2,971,549
Death(9)	—	$391,876	—	$391,876
Disability(9)	—	$391,876	—	$391,876

(1)
Reflects the base salary in effect as of December 31, 2022.

(2)
Reflects employer and employee portion of continued medical, dental and vision insurance coverage for each NEO at rates currently in effect. As Mr. Grimmig does not currently participate in our medical benefits, amounts for Mr. Grimmig based on average rates for our other current NEOs.

(3)
Upon a “qualifying termination,” Mr. Zagorski is entitled to receive an amount equal to his annual base salary, payable in semi-monthly installments over 12 months, and also continued medical, dental and vision insurance coverage for 12 months at active employee rates. Additionally, upon a qualifying termination he will receive an amount equal to 50% of his target bonus payable in the same semi-monthly installments as the base salary component of his severance.

Executive and Director Compensation	37

(4)
If Mr. Zagorski’s employment is terminated in a qualifying termination or by reason of his death or disability, the portion of his options and the time-based restricted stock units granted pursuant to his employment agreement that would otherwise have vested between the date of termination and the twelve month anniversary of the date of termination will accelerate and fully vest, and such awards will also fully vest upon a change in control.

(5)
Upon a qualifying termination, Mr. Allais is entitled to receive an amount equal to 12 months of his base salary, payable in semi- monthly installments over 12 months, and also continued medical, dental and vision insurance coverage for 12 months at active employee rates.

(6)
Upon a qualifying termination, Ms. Eddleman is entitled to receive an amount equal to 12 months of her base salary, payable in semi-monthly installments over 12 months, and also continued medical, dental and vision insurance coverage for 12 months at active employee rates.

(7)
If Ms. Eddleman is terminated by reason of her death, all of Ms. Eddleman’s unvested restricted stock units issued pursuant to her employment agreement will accelerate and fully vest, and such awards will also fully vest upon a change in control.

(8)
Upon a qualifying termination, Mr. Grimmig is entitled to receive an amount equal to six months of his base salary, payable in semi-monthly installments over six months, and also continued medical, dental and vision insurance coverage for six months at active employee rates.

(9)
If Mr. Grimmig is terminated in a qualifying termination and Mr. Grimmig agrees to provide any transition services reasonably requested by us, or if Mr. Grimmig is terminated by reason of his death or disability, all of Mr. Grimmig’s unvested restricted stock units granted on February 15, 2021 will accelerate and fully vest.

Matthew McLaughlin
Mr. McLaughlin’s employment with us was terminated in 2022. A description of Mr. McLaughlin’s Transition Agreement, and the amounts payable to him as a result of the termination of his employment in 2022, is included above under “—Employment Agreements”.
Equity Compensation Plan Information
The following table summarizes equity plan information as of December 31, 2022 with respect to our outstanding equity awards and shares of common stock reserved for future issuance under our equity compensation plans.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, rights and RSUs (a) (1)	Weighted-average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c) (3)
Equity compensation plans approved by stockholders	15,014,405	$13.43	35,414,568
Equity compensation plans not approved by stockholders	—	—	—
Total	15,014,405	$13.43	35,414,568

(1)
Column (a) includes shares of common stock underlying outstanding stock options and RSUs under our 2017 Equity Plan and 2021 Equity Plan, but does not include future rights to purchase common stock under our Employee Stock Purchase Plan (the “ESPP”), which depend on a number of factors described in our ESPP and will not be determined until the end of the applicable purchase period.

(2)
The weighted-average exercise price calculations presented in column (b) does not include any outstanding RSU awards, which have no exercise price.

38	Executive and Director Compensation

(3)
Column (c) excludes 8,270,832 shares and 1,654,166 shares added to our 2021 Equity Plan and ESPP, respectively, as a result of automatic annual increases on January 1, 2023.

Pay Ratio Disclosure
As required by SEC rules, we are providing the information below to explain the relationship between the annual total compensation of Mr. Zagorski, who served as the Company’s Chief Executive Officer in 2022, and the annual total compensation of the median employee of the Company, excluding our CEO. We identified the median employee using our employee population as of December 15, 2022. We applied an exchange rate as of January 12, 2023 to convert all foreign currencies into U.S. dollars.
The median annual total compensation disclosed below is based on the Company’s global workforce and is not designed to capture the median compensation of the Company’s U.S. employees. Our compensation philosophy is to pay competitively to market and provide fair compensation regardless of the locale. The compensation approach used to determine compensation for our broader workforce is the same approach we use when setting CEO pay, including consideration of pay competitiveness and the use of performance-based incentives that reward exceptional business performance in each jurisdiction consistent with market practice.
For 2022, the annual total compensation of our median employee was $162,893. This includes base pay, 2022 bonus, 2022 equity award and an employer retirement contribution. Mr. Zagorski’s annual total compensation for 2022, as reported under the “Total” column in the 2022 Summary Compensation Table, was $8,614,364. Based on this information, for 2022, the ratio of the compensation of the CEO to the median annual total compensation of all other employees was estimated to be 53 to 1.
We believe our pay ratio presented above is a reasonable estimate. The SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions that reflect their employee populations and compensation practices. As a result, our pay ratio may not be comparable to the pay ratio reported by other companies.
Pay Versus Performance Disclosure
This disclosure has been prepared in accordance with the SEC’s pay versus performance rules in Item 402(v) of Regulation S-K under the 1934 Act (“Item 402(v)”) and does not necessarily reflect value actually realized by the NEOs or how the Compensation Committee evaluates compensation decisions in light of Company or individual performance. For discussion of how the Compensation Committee seeks to align pay with performance when making compensation decisions, please review the Compensation Discussion and Analysis elsewhere in this Proxy Statement.
Pay Versus Performance
						Value of Initial Fixed $100 Investment Based On:
Year(1)	Summary Compensation Table Total for PEO(2)	Compensation Actually Paid for PEO(3)	Average Summary Compensation Table Total for Non-PEO NEOs(2)	Average Compensation Actually Paid for Non-PEO NE0s(4)		Total Shareholder Return(5)	Peer Group Total Shareholder Return(6)	Net Income	Company- Selected Measure: Revenue(7)
2022	$8,614,364	-$8,775,469	$2,775,056	-$	818,600	$61	$76	$43,268,000	$452,418,000
2021	$7,369,816	$46,716,620	$5,697,840		$16,336,221	$92	$112	$29,308,000	$332,741,000
2020	N/A	N/A	N/A		N/A	$100	$100	N/A	N/A

(1)
Mark Zagorski served as the Company’s principal executive officer (PEO) for the entirety of 2021 and 2022. The Company’s other NEOs for the applicable years were as follows:

•
2021: Julie Eddleman and Nicola Allais

•
2022: Julie Eddleman, Nicola Allais, Andy Grimmig and Matthew McLaughlin

(2)
Amounts reported in this column represent (i) the total compensation reported in the Summary

Executive and Director Compensation	39

Compensation Table for the applicable year for the Company’s PEO and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s NEOs.
(3)
Amounts reported in this column represent the compensation actually paid to the PEO, based on his total compensation reported in the Summary Compensation Table for the indicated fiscal years and adjusted as shown in the table below:

PEO
			2021	2022
	Summary Compensation Table—Total Compensation	(a)	$7,369,816		$8,614,364
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	(b)	$6,499,996		$7,500,003
+	Fair Value at Fiscal Year End of Outstanding and unvested Stock Awards and Option Awards Granted in Fiscal Year	(C)	$6,727,419		$6,127,263
+	Change in Fair Value of Outst anding and Unvested Stock Awards and Opt ion Awards Granted in Prior Fiscal Years	(d)	$22,215,950	-$	11,875,870
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	(e)	$0		$0
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisf ied During Fiscal Year	(f)	$16,903,431	-$	4,141,223
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Opt ion Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g)	$0		$0
=	Compensation Actually Paid		$46,716,620	-$	8,775,469

(a)
Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year.

(b)
Represents the aggregate grant date fair value of the stock awards and option awards granted to the PEO during the indicated fiscal year, computed in accordance with FASB ASC 718.

(c)
Represents the aggregate fair value as of the indicated fiscal year-end of the PEO’s outstanding and unvested stock awards and option awards granted during such fiscal year, computed in accordance with FASB ASC 718.

(d)
Represents the aggregate change in fair value during the indicated fiscal year of the outstanding and unvested stock awards and option awards held by the PEO as of the last day of the indicated fiscal year, computed in accordance with FASB ASC 718 and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(e)
Represents the aggregate fair value at vesting of the stock awards and option awards that were granted to the PEO and vested during the indicated fiscal year, computed in accordance with FASB ASC 718.

(f)
Represents the aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each stock award and option award held by the PEO that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with FASB ASC 718.

(g)
Represents the aggregate fair value as of the last day of the prior fiscal year of the PEO’s stock

40	Executive and Director Compensation

awards and option awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with FASB ASC 718.
(4)
Amounts reported in this column represent the compensation actually paid to the NEOs other than the PEO in the indicated fiscal year, based on the average total compensation for such NEOs reported in the Summary Compensation Table for the indicated fiscal years and adjusted as shown in the table below:

NEO Average
			2021	2022
	Summary Compensation Table—Total Compensation	(a)	$5,697,840		$2,775,056
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	(b)	$4,972,405		$2,000,000
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	(C)	$5,868,201		$1,633,936
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	(d)	$828,883	-$	1,223,303
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	(e)	$1,182,978		$0
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(f)	$7,730,723	-$	1,664,697
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Condit ions During Fiscal Year	(g)	$0		$339,593
=	Compensation Actually Paid		$16,336,221	-$	818,600

(a)
Please see footnote 1 for the NEOs included in the average for each indicated fiscal year. Represents the average Total Compensation as reported in the Summary Compensation Table for the reported NEOs in the indicated fiscal year.

(b)
Represents the average aggregate grant date fair value of the stock awards and option awards granted to the reported NEOs during the indicated fiscal year, computed in accordance with FASB ASC 718.

(c)
Represents the average aggregate fair value as of the indicated fiscal year-end of the reported NEOs’ outstanding and unvested stock awards and option awards granted during such fiscal year, computed in accordance with FASB ASC 718.

(d)
Represents the average aggregate change in fair value during the indicated fiscal year of the outstanding and unvested stock awards and option awards held by the reported NEOs as of the last day of the indicated fiscal year, computed in accordance with FASB ASC 718 and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(e)
Represents the average aggregate fair value at vesting of the stock awards and option awards that were granted to the reported NEOs and vested during the indicated fiscal year, computed in accordance with FASB ASC 718.

(f)
Represents the average aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each stock award and option award held by the reported NEOs that was

Executive and Director Compensation	41

granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with FASB ASC 718.
(g)
Represents the average aggregate fair value as of the last day of the prior fiscal year of the reported NEOs’ stock awards and option awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with FASB ASC 718.

(5)
Pursuant to rules of the SEC, the comparison assumes $100 was invested on the IPO date of April 21, 2021 in our common stock. Historic stock price performance is not necessarily indicative of future stock price performance.

(6)
The TSR Peer Group consists of the NASDAQ Composite Index.

(7)
The Compensation Committee determined that revenue continues to be viewed as a core driver of the Company’s performance and stockholder value creation.

Relationship Between Pay and Performance
We believe the “Compensation Actually Paid” in each of the years reported above and over the two-year cumulative period are reflective of the Compensation Committee’s emphasis on “pay-for-performance” as the “Compensation Actually Paid” fluctuated year-over-year, primarily due to the result of our stock performance.
Below are graphs showing the relationship of “Compensation Actually Paid” to our CEO and other NEOs in our fiscal years 2021 and 2022 to (1) TSR of both our common stock and the Nasdaq Composite Index, (2) our net income, and (3) our revenue.

42	Executive and Director Compensation

Executive and Director Compensation	43

44	Executive and Director Compensation

Tabular List of Financial Performance Measures
The following is a list of the two financial performance measures used by the Company to link compensation actually paid to the NEOs for the fiscal year ended December 31, 2022 (which in the Company’s assessment represent the most important financial performance measures in evaluating the Company’s success):
•
Revenue

•
Adjusted EBITDA

Executive and Director Compensation	45

Director Compensation Table
The following table sets forth information regarding compensation for each of our non-employee directors during our fiscal year ended December 31, 2022.
Name	Fiscal Year	Fees earned or paid in cash ($)	Stock Awards ($)(1)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Laura B. Desmond	2022	52,500(2)	200,006	—	0	9,702(9)	262,208
Joshua L. Selip	2022	—	—	—	—	—	—
Rosie Perez	2022	45,000(3)	200,006	—	—	—	245,006
R. Davis Noell	2022	—	—	—	—	—	—
Lucy Stamell Dobrin	2022	—	—	—	—	—	—
Teri L. List	2022	67,500(4)	200,006	—	—	—	267,506
Kelli Turner	2022	45,000(5)	200,006	—	-127.83	—	244,878
Scott Wagner	2022	49,214(6)	200,006	—	—	—	249,220
Sundeep Jain	2022	21,250(7)	199,991(8)	—	—	—	221,241

(1)
Represents the grant date fair value (determined in accordance with FASB ASC Topic 718) of restricted stock units issued in 2022, which vest on June 1, 2023 (except for Mr. Jain’s initial equity grant), subject to continued service as a member of our Board. As of December 31, 2022, Each of Ms. List, Desmond, Perez and Turner and Mr. Wagner held 9,183 outstanding restricted stock units.

(2)
Represents the cash retainer earned by Ms. Desmond for her services as a director in 2022, consisting of a $35,000 base retainer, $10,000 for serving as Chairperson of our Nominating and Governance Committee, and $7,500 for serving on our Compensation Committee. Ms. Desmond contributed 100% of the fees earned and presented in this column to the Company’s NQDC plan.

(3)
Represents the cash retainer earned by Ms. Perez for her services as a director in 2022, consisting of a $35,000 base retainer and $10,000 for serving on our Audit Committee.

(4)
Represents the cash retainer earned by Ms. List for her services as a director in 2022, consisting of a $35,000 base retainer, $20,000 for serving as Chairperson of our Audit Committee, $7,500 for serving on our Compensation Committee, and $5,000 for serving on our Nominating and Governance Committee.

(5)
Represents the cash retainer earned by Ms. Turner for her services as a director in 2022, consisting of a $35,000 base retainer and $10,000 for serving on our Audit Committee. Ms. Turner contributed 100% of the fees earned and presented in this column to the Company’s NQDC plan.

(6)
Represents the cash retainer earned by Mr. Wagner for his services as a director in 2022, consisting of a $35,000 base retainer and $14,214 for serving as Chairperson of our Compensation Committee.

(7)
Represents the cash retainer earned by Mr. Jain for his services as a director in 2022, consisting of a $17,500 base retainer and $3,750 for serving on our Compensation Committee.

(8)
Represents the grant date fair value (determined in accordance with FASB ASC Topic 718) of restricted stock units issued in 2022, which vest on July 1, 2023, subject to continued service as a member of our Board. As of December 31, 2022, Mr. Jain held 8,467 outstanding restricted stock units.

(9)
Represents amounts paid on behalf of Ms. Desmond for group health care coverage. Ms. Desmond is party to a letter agreement with the Company entitling her to participation in the Company’s group health plans or a benefit of a substantially similar value.

46	Executive and Director Compensation

Non-Employee Director Compensation
We have implemented a non-employee director compensation program with a mix of cash and equity compensation as follows.
Cash Retainers and Equity-Based Awards
Compensation Item	Amount
Annual Cash Retainer	$35,000
Committee Member Annual Cash Retainer (Non-Chair)	Audit: $10,000 Compensation: $7,500 Nominating and Governance: $5,000
Committee Chair Annual Cash Retainer	Audit: $20,000 Compensation: $15,000 Nominating and Governance: $10,000
Initial Equity Grant (New Board Member)	$200,000 Restricted Stock Unit Grant (1-year vesting)
Annual Equity Grant	$200,000 Restricted Stock Unit Grant (1-year vesting)
Non-employee directors who are employees of Providence are not entitled to compensation for service as a director.
All directors are also entitled to reimbursement of their expenses incurred in connection with travel to meetings.

Executive and Director Compensation	47

BOARD AND CORPORATE GOVERNANCE PRACTICES

We believe that effective corporate governance policies and practices help the Company deliver sustainable, long-term value to our stockholders.
These policies and practices are contained in our governance documents, including our Certificate of Incorporation, Amended and Restated Bylaws (the “Bylaws”), Corporate Governance Guidelines and committee charters. This section describes the key features of the Board practices and corporate governance program.
Board Leadership Structure
The Board is currently composed of ten directors. Our Certificate of Incorporation provides for a classified board of directors, with members of each class serving staggered three-year terms. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. We currently have three directors in Class I, three directors in Class II and four directors in Class III. The terms of directors in Classes I, II, and III end at the annual meetings of stockholders in 2025, 2023, and 2024, respectively. The Board is led by our non-executive Chairperson, R. Davis Noell. At this time, the Board believes the classified board structure is in the best interest of the Company. The Board has implemented measures to ensure accountability of our directors, including the adoption of our Code of Ethics. Additionally, to enhance accountability, the Board has pledged to sunset provisions in our Certificate of Incorporation and Bylaws requiring a classified board and certain supermajority voting features within the next five years.
With respect to the roles of Chairperson of the Board and Chief Executive Officer, our Corporate Governance Guidelines provide that the roles may be separated or combined, and our Board is able to exercise its discretion in combining or separating these positions as it deems appropriate. Our Corporate Governance Guidelines provide our Board with flexibility to modify our leadership structure in order to serve the best interests of the Company. Our Corporate Governance Guidelines provide that if the Board decides to combine the roles of Chairperson and Chief Executive Officer, a lead director will be appointed annually by the independent directors. The Board will continue to review its leadership structure to evaluate whether the structure remains appropriate for the Company.
In connection with our IPO, we and the Providence Investor entered into a stockholder’s agreement (the “Stockholder’s Agreement”) pursuant to which, among other matters, the Providence Investor has the right to designate nominees for the Board (the “Providence Designees”), subject to the maintenance of specified ownership requirements. See “Certain Relationships and Related Party Transactions—Relationship with Providence—Stockholder’s Agreement.”
The number of members on the Board may be fixed by resolution adopted from time to time by the Board. Subject to the Stockholder’s Agreement, any vacancies or newly created directorships may be filled only by the affirmative vote of a majority of directors then in office, even if less than a quorum, or by a sole remaining director. Each director shall hold office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal. With respect to any vacancy of a Providence Designee, the Providence Investor will have the right to designate a new director for election by a majority of the remaining directors then in office.

48	Board and Corporate Governance Practices

Board Composition
Set forth below is biographical information as well as background information relating to each nominee’s and continuing director’s business experience, qualifications, attributes and skills and why the Board and Nominating and Governance Committee believe each individual is a valuable member of the Board. The persons who have been nominated for election and are to be voted upon at the Annual Meeting are listed first, with continuing directors following thereafter. The respective age of each individual below is as of April 10, 2023.
Class II Directors Whose Terms Expire in 2023 and Nominees for Election
R. Davis Noell
Age 44 Director of the Company since 2017 Director nominee
R. Davis Noell currently serves as the Chairperson of the board of directors and has served as a director of the Company since September 2017. Mr. Noell currently serves as Senior Managing Director and Co-Head of North America at Providence. Prior to joining Providence in 2003, Mr. Noell worked in Deutsche Bank’s media investment banking group. He is currently a director of The Chernin Group, Smartly.io, 365 Retail Markets, North Road, Wasserman and A2Mac1 and was previously a director of GLM, OEConnection, Stream Global Services, SunGard Data Systems and World Triathlon Corporation. He is a trustee of the Gilman School in Baltimore, MD.
Mr. Noell received a Bachelor of Arts from the University of North Carolina at Chapel Hill.

Qualifications
Mr. Noell was selected to serve on the Board due to his extensive management experience, strategic leadership track record and service on other boards of directors of technology companies.

Lucy Stamell Dobrin
Age 34 Director of the Company since 2017 Director nominee
Lucy Dobrin has served as a director of the Company since September 2017. Ms. Dobrin currently serves as a Managing Director at Providence. Prior to joining Providence in 2011, she worked as an analyst in the financial sponsors group at Bank of America Merrill Lynch. She is currently a director of Smartly.io and was previously a director of OEConnection and EdgeConneX. She is currently a director on the boards of Works and Process at The Guggenheim and Tom Gold Dance, two performing arts non-profits. Ms. Dobrin received a Master of Arts and a Bachelor of Arts from the University of Pennsylvania.

Qualifications
Ms. Dobrin was selected to serve on the Board due to her extensive experience in corporate finance, strategic planning and investments and her experience as a director of various companies.

Teri L. List
Age 60 Director of the Company since 2020 Director nominee
Teri L. List has served as a director of the Company since May 2020. Ms. List served as Executive Vice President and Chief Financial Officer at Gap from January 2017 to March 2020. Prior to that, Ms. List held management positions at Dick’s Sporting Goods, Kraft Foods Group and Procter & Gamble and spent over nine years at Deloitte & Touche LLP. Ms. List currently serves on the boards of Microsoft, Danaher Corporation and Visa Inc. Ms. List received a Bachelor of Arts in Accounting from Northern Michigan University.

Qualifications
Ms. List was selected to serve on the Board due to her extensive experience in corporate finance, technology and strategic planning in large, global companies, as well as her experience as a director of various public companies.

Board and Corporate Governance Practices	49

Class III Directors Whose Terms Expire in 2024
Mark Zagorski
Age 54 Director of the Company since 2020
Mark Zagorski has served as our Chief Executive Officer and as a director since July 2020. Prior to that, Mr. Zagorski served as Chief Executive Officer of Telaria, a NYSE-listed video management platform, from July 2017 to April 2020 and, following Telaria’s merger with Rubicon Project, served as President and Chief Operating Officer for Rubicon Project (now Magnite, Inc.) (Nasdaq) through June 2020. Prior to that, Mr. Zagorski was Chief Executive Officer of eXelate, a leading data management and analytics platform, from December 2010 until its acquisition by the Nielsen Company in March 2015, and continued to manage the eXelate business as Executive Vice President of Nielsen Marketing Cloud through June 2017.
Mr. Zagorski has over 20 years of digital advertising leadership experience and held previous management positions in companies including MediaSpan, WorldNow and Modem Media. Mr. Zagorski currently serves on the board of CXO Nexus and previously served on the board of Recruitics.
Mr. Zagorski received a Master of Business Administration from the University of Rochester’s Simon School of Business and a Bachelor of Science in Finance from Gannon University, where he also received an Honorary Doctorate of Humane Letters.

Qualifications
Mr. Zagorski was selected to serve on the Board due to his strong technology experience, his successful track record managing software companies and his background serving on numerous public and private company boards of directors.

50	Board and Corporate Governance Practices

Kelli Turner
Age 52 Director of the Company since 2021
Kelli Turner has served as a director of the Company since March 2021. Ms. Turner is currently general partner of RSL Venture Partners. She was previously Managing Director and Chief Financial Officer of Sun Capital Partners, Inc. and President and Chief Operating Officer at SESAC, Inc., a music rights licensing company, from October 2018 to September 2021, was on the board of directors of Central European Media Enterprises Ltd. (Nasdaq: CETV), a media and entertainment company operating in Central and Eastern European markets, until its sale in October 2020, and was previously President and Chief Financial Officer of RSL Management Corporation from February 2011 to April 2012. Ms. Turner previously was Chief Financial Officer and Executive Vice President of Martha Stewart Living Omnimedia, Inc., a diversified media and merchandising company, from 2009 to 2011, where she was responsible for all aspects of the company’s financial operations, while working closely with the executive team in shaping Martha Stewart Living Omnimedia, Inc.’s business strategy and capital allocation process. A lawyer and a registered certified public accountant with significant experience in the media industry, Ms. Turner joined Martha Stewart Living Omnimedia, Inc. in 2009 from Time Warner Inc., where she held the position of Senior Vice President, Operations in the Office of the Chairman and Chief Executive Officer. Prior to that, she served as Senior Vice President, Business Development for New Line Cinema from 2006 to 2007 after having served as Time Warner Inc.’s Vice President, Investor Relations from 2004 to 2006. Ms. Turner worked in investment banking for years with positions at Allen & Company and Salomon Smith Barney prior to joining Time Warner Inc. Early in her career, she also gained tax and audit experience as a certified public accountant at Ernst & Young LLP. Ms. Turner currently serves on the board of Downtown Music Holdings.

Qualifications
Ms. Turner was selected to serve on the Board due to her extensive experience in corporate finance and operations in large, public companies and medium-sized public and private equity owned companies in the media sector, as well as her experience on public company boards and in early stage technology investing.

Board and Corporate Governance Practices	51

Scott Wagner
Age 52 Director of the Company since 2021
Scott Wagner has served as a director of the Company since October 2021. Mr. Wagner served as Chief Executive Officer of GoDaddy Inc. from 2017 to 2019, and as President, Chief Operating Officer and Chief Financial Officer of GoDaddy Inc. from 2012 to 2017. While at GoDaddy Inc., Mr. Wagner oversaw the company’s initial public offering as well as its operational transformation from a leading domain-name registrar in the United States into a global SaaS company with millions of customers and one of the Scott Wagner has served as a director of the Company since October 2021. Mr. Wagner served as Chief Executive Officer of GoDaddy Inc. from 2017 to 2019, and as President, Chief Operating Officer and Chief Financial Officer of GoDaddy Inc. from 2012 to 2017. While at GoDaddy Inc., Mr. Wagner oversaw the company’s initial public offering as well as its operational transformation from a leading domain- name registrar in the United States into a global SaaS company with millions of customers and one of the largest technology platforms serving small and mid-sized businesses. Mr. Wagner joined GoDaddy Inc. from global investment firm KKR & Co. Inc., where he worked from 2000 to 2012. Mr. Wagner was elected as a Member (Partner) of KKR & Co. Inc. in 2010.
Mr. Wagner began his career at the Boston Consulting Group. Mr. Wagner currently serves on the public boards of True Wind Capital’s Bilander Acquisition Corp. and Bill.com, as well as several private growth companies, including GoFundMe, Inc. and Kajabi, LLC. Mr. Wagner received a Master of Business Administration from Harvard Business School and a Bachelor of Arts in Economics from Yale University.

Qualifications
Mr. Wagner was selected to serve on the Board due to his extensive background in the technology industry, leadership as a former chief executive officer of a global software platform and experience in private equity working with numerous growth investments.

Sundeep Jain
Age 53 Director of the Company since 2022
Sundeep Jain has served as a director of the Company since July 2022. Mr. Jain is Senior Vice President and Chief Product Officer of Uber Technologies, Inc. (“Uber”). Prior to joining Uber in 2018, Mr. Jain served as Vice President, Product Management, Search Ads at Google Inc. (now Alphabet Inc.) and in other roles in the Product Management area at Google from 2013 to 2018. From 2010 to 2013, Mr. Jain was Vice President, Platforms at Zynga. Mr. Jain also served as Founder and CEO of Aceva Technologies from 1999 to 2007, when it was acquired by SunGard, now part of FIS (Fidelity National Information Services). Mr. Jain received a Master of Business Administration from Harvard Business School and a Bachelor of Science from the University of California Berkeley.
Qualifications Mr. Jain was selected to serve on the Board due to his deep experience in developing and scaling products, considerable technical expertise and product innovation track record.

52	Board and Corporate Governance Practices

Class I Directors Whose Terms Expire in 2025
Laura B. Desmond
Age 58 Director of the Company since 2017
Laura B. Desmond has served as a director of the Company since September 2017. In addition, from February 28, 2020 to July 21, 2020, Ms. Desmond served as our Interim Chief Executive Officer. Ms. Desmond is the Chief Executive Officer of Smartly.io and the Founder and Chief Executive Officer of Eagle Vista Partners, a strategic advisory firm focused on marketing and digital technology. From August 2016 to December 2016 Ms. Desmond was the Chief Revenue Officer of Publicis Groupe. Prior to that, she was the Chief Executive Officer of Starcom MediaVest Group, the largest media services company in the world, for nine years. Ms. Desmond is a past Chair of the Advertising Council and currently serves on the boards of Adobe and Smartly.io. Ms. Desmond earned a Bachelor of Business Administration in Marketing from the University of Iowa.

Qualifications
Ms. Desmond was selected to serve on the Board due to her extensive background and experience in the advertising, data and marketing industries, leadership track record as a former global agency media service chief executive officer and her extensive background serving on other successful marketing technology public company boards of directors.

Joshua L. Selip
Age 35 Director of the Company since 2017
Joshua L. Selip has served as a director of the Company since September 2017. Mr. Selip currently serves as a Principal at Providence. Prior to joining Providence in 2011, Mr. Selip was an investment banking analyst at Bank of America Merrill Lynch. He currently serves as a director of TimeClock Plus and 365 Retail Markets and previously served as a director of KPA. Mr. Selip received a Master of Business Administration from Harvard Business School and a Bachelor of Arts from Cornell University.

Qualifications
Mr. Selip was selected to serve on the Board due to his extensive financial investment experience, industry knowledge and service on other boards of directors of technology and software companies.

Board and Corporate Governance Practices	53

Rosie Perez
Age 42 Director of the Company since 2021
Rosie Perez has served as a director of the Company since October 2021. Ms. Perez has spent 15 years in roles of increasing responsibility in the Finance organization of American Express Company (“American Express”). She currently serves as Executive Vice-President, Corporate Treasurer. Prior to this role, Ms. Perez served as Senior Vice President, Chief Financial Officer of American Express’s Global Commercial Services (“GCS”) segment, a provider of payment and working capital products to small, mid-sized, large, and global companies worldwide. As CFO of GCS at American Express, Ms. Perez manages the segment’s P&L and leads her global team in providing financial guidance around long-term growth strategy, investments, products, benefits, and partnerships. Ms. Perez sits on both the Global Commercial Services Leadership Team and the Finance Leadership team. Prior to her current role, Ms. Perez led Investor Relations and served in several U.S. and global finance roles at American Express. She is the co-Executive Sponsor of American Express’s Hispanic Employee Network and sits on the board of directors of Amex Bank of Canada. Before joining American Express, Ms. Perez gained public accounting experience with Ernst & Young LLP.
Ms. Perez received a Master of Business Administration from Harvard Business School and a Bachelor of Arts in Economics from Wharton School, University of Pennsylvania.
Qualifications Ms. Perez was selected to serve on the Board due to her leadership and extensive experience in corporate finance and operations in large, public companies.
Director Nominations
Nominations for election as a director at our annual meetings of stockholders may be made by the Board in the Company’s notice of meeting or any supplement thereto, or by a stockholder or stockholders in compliance with the advance notice provisions set forth in the Company’s Bylaws. The Nominating and Governance Committee recommends director nominees and may identify potential nominees through a variety of means, including referrals from current directors, executive officers and stockholders or recommendations from professional search firms. In recommending candidates for nomination by the Board, the Nominating and Governance Committee takes into consideration the candidate’s skills and qualifications, NYSE listing requirements, the ability of candidates to enhance the diversity of the Board as a whole and any other criteria the Board may establish from time to time. The Nominating and Governance Committee will consider candidates recommended by stockholders.
Director Independence
As required by NYSE rules, the Board considers annually whether each of its members is “independent” for purposes of NYSE rules. Those rules provide that a director is “independent” if the Board determines that the director does not have any direct or indirect material relationship with the Company.
The Board has affirmatively determined, after considering all of the relevant facts and circumstances, that Laura B. Desmond, Rosie Perez, Teri L. List, Kelli Turner, Scott Wagner and Sundeep Jain are “independent” as defined under NYSE rules, and that Teri L. List, Rosie Perez and Kelli Turner are “independent” as defined under Rule 10A-3 under the Exchange Act. This determination was based, in part, on detailed information provided by each director regarding his or her business and professional relationships, and those of his or her family members, with the Company and those entities with which we have significant business or financial interactions. As of the date of this Proxy Statement, each of the Audit Committee, Compensation Committee and Nominating and Governance Committee are entirely composed of independent directors.

54	Board and Corporate Governance Practices

Board Meetings and Attendance at the Annual Meeting
The Board held four meetings during the year ended December 31, 2022. Each of our current directors attended at least 75% of the total number of meetings of the Board and any committees of which such director was a member. Currently, we do not maintain a formal policy regarding director attendance at the Annual Meeting; however, directors are encouraged to attend our annual meetings of stockholders.
Executive sessions, which are meetings of the non-management members of the Board, are regularly held. In addition, at least once a year, the independent directors are afforded the opportunity to meet in a private session that excludes management and non-independent directors. At each of these meetings, the non-management and independent directors in attendance, as applicable, will determine which member will preside at such session. Committees of the Board, as described more fully below, also meet periodically in executive sessions.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines to address significant corporate governance issues. A copy of these guidelines is available without charge at https://ir.doubleverify.com/corporate-governance/governance-documents. These guidelines provide a framework for our corporate governance initiatives and cover topics including, but not limited to, director qualification and responsibilities, board composition, director compensation, and management and succession planning. The Board and Nominating and Governance Committee are responsible for overseeing and reviewing the guidelines and reporting and recommending to the Board any changes to the guidelines.
Code of Business Conduct, Code of Ethics and Anti-Human Trafficking and Anti-Modern Slavery Code of Conduct
We have a Code of Business Conduct and Code of Ethics that apply to all of our officers, employees, and directors. The Code of Business Conduct and the Code of Ethics address matters such as conflicts of interest, confidentiality, business practices, and compliance with laws and regulations. The Code of Business Conduct and the Code of Ethics are available without charge at https://ir.doubleverify.com/corporate-governance/governance-documents. DoubleVerify and all its employees believe that human trafficking and modern slavery have no place in our society. DoubleVerify expressly prohibits the use of involuntary labor, internally, as it relates to our workforce or externally, within our supply chain. The prohibition is explicitly stated in our Code of Conduct. More information on our Anti-Human Trafficking and Anti-Modern Slavery Code of Conduct can be found at doubleverify.com.
Hedging and Pledging Policies
Our Policy on Trading in Securities requires all directors, officers and employees of the Company, and their immediate family members and other persons living in their households (“Company Associates”), to consult the Chief Legal Officer prior to engaging in any hedging or pledging transactions involving the Company’s securities. Any request for pre-clearance of a hedging or similar arrangement must be submitted to the Chief Legal Officer at least thirty days before the proposed execution of documents evidencing the proposed transaction. The Chief Legal Officer will then determine whether the transaction may proceed and, if so, assist in complying with the SEC’s reporting requirements. Any Company Associate proposing to pledge the Company’s securities as collateral for a loan must submit a request for pre-clearance to the Chief Legal Officer at least two weeks prior to the proposed execution of documents evidencing the proposed pledge. The Chief Legal Officer will then determine whether the transaction may proceed. Our Policy on Trading in Securities prohibits Company Associates from engaging in short sales and transactions in puts, calls or other derivative securities (whether on an exchange or in any other organized market) with respect to the Company’s securities.

Board and Corporate Governance Practices	55

Board Committees
The Board maintains an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Below is a brief description of our committees. The following table shows the current members of each committee and the number of meetings held during 2022.
Director	Audit	Compensation	Nominating and Governance
Laura B. Desmond		X	X*
Joshua L. Selip
Rosie Perez	X
R. Davis Noell		†	†
Lucy Stamell Dobrin
Teri L. List	X*	X	X
Mark Zagorski
Kelli Turner	X
Scott Wagner		X*	X#
Sundeep Jain		X
Number of Meetings	5	6	4

X = Current Committee Member; * = Chairperson; † = Effective December 31, 2022, Mr. Noell no longer serves on the Compensation Committee or Nominating and Governance Committee; # = Effective December 31, 2022, Mr. Wagner began service on the Nominating and Governance Committee
Audit Committee
Our Audit Committee is responsible, among its other duties and responsibilities, for overseeing our accounting and financial reporting processes, the audits of our financial statements, the qualifications and independence of our independent registered public accounting firm, the effectiveness of our internal control over financial reporting and the performance of our internal audit function and independent registered public accounting firm. Our Audit Committee is responsible for reviewing and assessing the qualitative aspects of our financial reporting, our processes to manage business and financial risks, and our compliance with significant applicable legal, ethical and regulatory requirements. Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The charter of our Audit Committee is available without charge at https://ir.doubleverify.com/corporate-governance/governance-documents.
The members of our Audit Committee are Teri L. List (Chairperson), Rosie Perez and Kelli Turner. The Board has designated each of Teri L. List, Rosie Perez and Kelli Turner as an “audit committee financial expert,” and each of the members has been determined to be “financially literate” under the NYSE rules. The Board has also determined that Teri L. List, Rosie Perez and Kelli Turner are “independent” as defined under the NYSE and Exchange Act rules and regulations. The Board has also determined that the simultaneous service of Teri L. List on more than three public company audit committees does not impair her ability to effectively serve on the Audit Committee.
Compensation Committee
Our Compensation Committee is responsible, among its other duties and responsibilities, for reviewing and approving all forms of compensation to be provided to, and employment agreements with, the executive officers and directors of our company and its subsidiaries (including the Chief Executive Officer), establishing the general compensation policies of our company and its subsidiaries and reviewing, approving and overseeing the administration of the equity compensation plans of our company and its subsidiaries.
Our Compensation Committee also periodically reviews management development and succession plans. The charter of our Compensation Committee is available without charge at https://ir.doubleverify.com/corporate-governance/governance-documents.

56	Board and Corporate Governance Practices

The members of our Compensation Committee are Scott Wagner (Chairperson), Laura B. Desmond, Teri L. List and Sundeep Jain. The Board has determined that Scott Wagner, Laura B. Desmond, Teri L. List and Sundeep Jain are “independent” as defined under NYSE rules and regulations for purposes of the Compensation Committee.
Nominating and Governance Committee
Our Nominating and Governance Committee is responsible, among its other duties and responsibilities, for identifying and recommending candidates to the Board for election to the Board, reviewing the composition of the Board and its committees, developing and recommending to the Board corporate governance guidelines that are applicable to us, and overseeing Board evaluations. The charter of our Nominating and Governance Committee is available without charge at https://ir.doubleverify.com/corporate-governance/governance-documents.
The members of our Nominating and Governance Committee are Laura B. Desmond (Chairperson), Teri L. List and Scott Wagner.
Compensation Committee Interlocks and Insider Participation
During 2022, none of our executive officers served as a director or as a member of the compensation committee of a company that had an executive officer serve as a director or as a member of our Compensation Committee.
Selection of Nominees for Election to the Board
Our Corporate Governance Guidelines provide that, subject to the requirements of the Stockholder’s Agreement, the Board will select new director candidates based on the recommendations of the Nominating and Governance Committee. The Nominating and Governance Committee will identify and recommend to the Board candidates who the Nominating and Governance Committee believes are qualified and suitable to become members of the Board consistent with the criteria for selection of new directors adopted from time to time by the Board. Our Board believes that it should be a diverse body and seeks to promote board membership that reflects diversity, factoring in gender, race, ethnicity, differences in professional background, education, skill, experience, and other individual qualities and attributes that contribute to the total mix of viewpoints and experience. Our Nominating and Governance Committee considers a broad range of backgrounds and experiences and the Board’s current composition and needs, including any requirements of independence, as well as the skills, judgment and diversity of experience of candidates, expertise, diversity, and considers the general qualifications of the potential nominees, such as strong values and discipline, high ethical standards, a commitment to full participation on the Board and its committees, and relevant career experience, along with other skills and characteristics that meet the current needs of the Board. The Board will consider the following criteria for director qualification: (i) the nominee’s independence, judgment, strength of character, ethics and integrity; (ii) the nominee’s business or other relevant experience and skills and knowledge useful to the oversight of the Company’s business; (iii) the Company’s commitment to diversity; and (iv) whether a nominee has sufficient time to carry out the responsibilities of a director.
In identifying candidates for election to the Board, the Nominating and Governance Committee may consider nominees recommended by directors, stockholders, and other sources. The Nominating and Governance Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board. Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nominating and Governance Committee would recommend the candidate for consideration by the full Board. The Nominating and Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
The Nominating and Governance Committee will consider director candidates proposed by stockholders on the same basis as recommendations from other sources. Any stockholder who wishes to recommend a prospective candidate for the Board for consideration by the Nominating and Governance Committee may do so by submitting the name and qualifications of the prospective

Board and Corporate Governance Practices	57

candidate in writing to the following address: DoubleVerify Holdings, Inc., c/o Corporate Secretary, 462 Broadway, New York, New York 10013. Any such submission should also describe the experience, qualifications, attributes and skills that make the prospective candidate a suitable nominee for the Board. Our Bylaws set forth the requirements for direct nomination by a stockholder of persons for election to the Board.
Pursuant to the Stockholder’s Agreement, the Providence Investor is currently entitled to nominate (or cause to be nominated) at least 30% of the total number of directors comprising the Board. See “Certain Relationships and Related Party Transactions” for additional information.
Communications with the Board
Any stockholder or interested party who wishes to communicate with the Board as a whole, the independent directors, or any individual member of the Board or any committee of the Board may e-mail or write to the Company at: DoubleVerify Holdings, Inc., c/o Corporate Secretary, 462 Broadway, New York, New York 10013 and corporatesecretary@doubleverify.com.
The Board has designated the Company’s Corporate Secretary (the “Secretary”) as its agent to receive and review written communications addressed to the Board, any of its committees, or any board member or group of members. The Secretary may communicate with the sender for any clarification. In addition, the Secretary will promptly forward to the Chairperson of the Audit Committee any communication alleging legal, ethical or compliance issues by management or any other matter deemed by the Secretary to be potentially material to the Company. As an initial matter, the Secretary will determine whether the communication is a proper communication for the Board. The Secretary will not forward to the Board, any committee or any director communications of a personal nature or not related to the duties and responsibilities of the Board, including, without limitation, junk mail and mass mailings, business solicitations, routine customer service complaints, new product or service suggestions, political campaign or election materials, opinion survey polls or any other communications deemed by the Secretary to be immaterial to the Company.
Separately, the Company has established a whistleblower policy for the receipt, retention, and treatment of complaints received by the Company regarding suspected violations of our Code of Ethics, policies or the law, including questionable accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by associates of the Company of concerns regarding such matters.
Risk Oversight
The Board as a whole has responsibility for overseeing our risk management. The Board exercises this oversight responsibility directly and through its committees. The oversight responsibility of the Board and its committees is informed by reports from our management team and from our internal audit department that are designed to provide visibility to the Board about the identification and assessment of key risks and our risk mitigation strategies. The full Board has primary responsibility for evaluating strategic and operational risk management, and succession planning, and reviews our enterprise risk assessment on at least an annual basis. Our Audit Committee has the responsibility for overseeing our major financial and accounting risk exposures and the steps our management has taken to monitor and control these exposures, including policies and procedures for assessing and managing risk, including oversight on compliance related to legal and regulatory exposure and meets regularly with our Chief Legal Officer. Our Audit Committee also reviews and discusses with management the adequacy and effectiveness of the Company’s information and technology security policies and the internal controls regarding information and technology security, cybersecurity and privacy related areas. Our Compensation Committee evaluates risks arising from our compensation policies and practices, as more fully described below. The Audit Committee and Compensation Committee provide reports to the full Board regarding these and other matters.

58	Board and Corporate Governance Practices

Compensation Risk Assessment
The Compensation Committee assessed our compensation policies and practices to evaluate whether they create risks that are reasonably likely to have a material adverse effect on the Company. Based on its assessment, the Compensation Committee concluded that the Company’s compensation policies and practices do not create incentives to take risks that are reasonably likely to have a material adverse effect on the Company. We believe we have allocated our compensation among base salary, short-term incentives and long-term equity in such a way as to not encourage excessive risk taking.
Other Governance Policies
A description of our Compensation “Clawback” and Forfeiture Policy and Stock Ownership Guidelines can be found in the “Compensation Discussion and Analysis” found elsewhere in this Proxy Statement.
Environmental, Social, and Governance
We are committed to conducting our business in a responsible manner and believe that we have an obligation to evaluate environmental, social and governance (“ESG”) considerations as we make strategic decisions and understand how those decisions impact our all of our stakeholders, which include our investors, employees, customers, partners and communities. Our Board recognizes the importance of these responsibilities and oversees our initiatives.
We believe that the effective management of ESG issues will help support the sustainability and the long-term growth of our business, and create value for our stakeholders. Our management team is committed to developing and executing our ESG program, and, along with our Board, and Nominating and Governance Committee, internal resources and external consultants, we are developing our ESG strategy and establishing a framework for monitoring our initiatives.
Diversity, Equity, Inclusion and Belonging
We are committed to delivering an exceptional people experience that fosters belonging by cultivating an equitable and intentionally inclusive culture where differences are celebrated; amplifying the voices of underrepresented communities at DV, and empowering each employee to bring their authentic selves to the workplace and to their roles. We believe that a range of viewpoints and experience fuels our innovation and provides a sustainable competitive advantage and the foundation for achieving our mission.
We take action to realize our commitment to DEIB by living our values (Passion, Accountability, Collaboration, Trailblazing), and by embedding DEIB as a core component of our business strategy through the following focus areas:
•
creating safe work environments that foster belonging, collaboration, passion, psychological safety and employee well-being;

•
building our capabilities to support systemic change internally and externally;

•
investing in our people to fuel growth, maximize retention, engender trust and encourage our history of trailblazing and innovation; and

•
using data to quantify our progress and hold each other accountable, and enabling sustainable success as we scale.

Environmental Policy
The Company is committed to managing environmental impact as an integral part of our operations. The Company maintains an environmental policy, pursuant to which we strive to, among other things:
•
Incorporate environmental concerns and impacts into our decision making and activities.

•
Reduce waste by maintaining recycling programs within our physical office locations, where available, including the recycling of paper, cardboard, and other materials that are accepted by a recycling provider.

Board and Corporate Governance Practices	59

•
Minimize energy and water use within our offices and processes in order to conserve supplies and reduce the consumption of natural resources.

•
Promote environmental awareness among our employees.

•
Continually improve our environmental performance by periodically reviewing our environmental policy in planning our current and future activities.

The Company believes sustainability is about more than operating responsibly. It is an opportunity to support the environment and our community in efforts to make a positive impact on the world.
Privacy, Security & Data Governance
Trust is foundational to the lasting partnerships we’ve built with global advertisers, as well as the world’s leading programmatic and social platforms, and publishers. It is also the guiding principle DV follows as we develop and expand our privacy, security, risk and data governance programs. The privacy and security landscape of the advertising ecosystem is constantly evolving. That is why we are committed to providing privacy-forward, secure tools designed to promote the success of our customers while upholding the rights of individuals. Our commitment to transparency has enabled us to bolster our reputation of trustworthiness.
DV For Good
Established in 2021, DV For Good is our employee-led initiative focused on our external social impact efforts and corporate giving, concentrated in three pillars that are also core to our company: Equity, Advancement of Truth and Sustainability. The DV For Good team is led by a cross section of DV’ers from varying departments and seniority levels with a mission to identify and support initiatives, organizations and volunteer opportunities that align with our values and the DV For Good pillars.
We are encouraging and empowering our employees to make an impact as active global citizens and ensure that DV is a responsible corporate citizen. In addition to the financial commitments that were made by DV in 2022, we are supporting these initiatives with our technological resources and through our employees volunteering time.
•
Equity: We believe an equitable society is essential to building a better world and building a better business. We support organizations that align with our vision to build a more equitable and fair ecosystem.

•
Advancement of Truth: We support the advancement of truth in all forms and believe it is core to our mission as a company. We support forums and organizations that promote the distribution of diverse viewpoints while elevating marginalized voices.

•
Sustainability: We are driven to reduce our carbon footprint and offset the impact that we have in our communities and on the environment in all that we do.

60	Board and Corporate Governance Practices

EXECUTIVE OFFICERS

The following table sets forth certain information concerning our executive officers as of April 10, 2023. Biographical information with respect to Mark Zagorski is set forth above in “Board and Corporate Governance Practices—Board Composition.”
Name	Age	Position
Mark Zagorski	54	Chief Executive Officer and Director
Nicola Allais	50	Chief Financial Officer
Julie Eddleman	52	Executive Vice President and Global Chief Commercial Officer
Andy Grimmig	46	Chief Legal Officer
Nicola Allais, Chief Financial Officer

Nicola Allais has served as our Chief Financial Officer since November 2017. Prior to that, Mr. Allais served as Chief Financial Officer of Penton, an information services company, from 2010 to 2017. Prior to Penton, Mr. Allais served as Chief Financial Officer of Downtown Music and also worked at Primedia, Home Box Office and Ernst & Young LLP. Mr. Allais received a Master of Business Administration from Columbia Business School and a Bachelor of Arts from Princeton University.

Julie Eddleman, Executive Vice President and Global Chief Commercial Officer

Julie Eddleman has served as our Executive Vice President and Global Chief Commercial Officer since January 2021. Prior to joining the Company, Ms. Eddleman served as Global Client Partner at Google from August 2014 to January 2021, where she spearheaded global partnership and growth strategy for some of Google’s largest global clients. From June 2008 to July 2014, Ms. Eddleman served as Marketing Director at Procter & Gamble, leading centralized marketing for North America. Ms. Eddleman received a Master of Science in Consumer Behavior and a Bachelor of Science in Consumer Affairs, each from Purdue University.

Andy Grimmig, Chief Legal Officer

Andy Grimmig has served as our Chief Legal Officer since March 2020. Prior to joining the Company, he served as Senior Vice President and General Counsel at Corporate Risk Holdings, which was the former parent company of leading global providers of risk and information services, where he worked from May 2009 to December 2018. Prior to Corporate Risk Holdings, Mr. Grimmig was a corporate attorney at Latham & Watkins LLP and Jones Day, LLP where his practice focused on mergers and acquisitions and financing transactions throughout the U.S., Europe, South America, and Asia. Mr. Grimmig earned his Juris Doctor from the Duke University School of Law and his Bachelor of Science from Florida State University.

Executive Officers	61

CERTAIN RELATIONSHIPS AND RELATED PERSON
TRANSACTIONS

Policies and Procedures for Related Person Transactions
The Board has approved policies and procedures with respect to the review and approval of certain transactions between us and a “Related Person,” or a “Related Person Transaction,” which we refer to as our “Related Person Transaction Policy.” Pursuant to the terms of the Related Person Transaction Policy, our Board, acting through our Audit Committee, must review and decide whether to approve or ratify any Related Person Transaction. Any Related Person Transaction is required to be reported to our legal department, which will then determine whether it should be submitted to our Audit Committee for consideration. The Audit Committee must then review and decide whether to approve any Related Person Transaction.
For the purposes of the Related Person Transaction Policy, a “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) were, are or will be a participant and the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect interest.
A “Related Person,” as defined in the Related Person Transaction Policy, means any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of DoubleVerify or a nominee to become a director of DoubleVerify; any person who is known to be the beneficial owner of more than five percent of the Shares; any immediate family member of any of the foregoing persons, including any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than five percent beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than five percent beneficial owner; and any firm, corporation or other entity in which any of the foregoing persons is a general partner or, for other ownership interests, a limited partner or other owner in which such person has a beneficial ownership interest of ten percent or more.
Relationship with Providence
Stockholder’s Agreement
In connection with our IPO, we entered into the Stockholder’s Agreement with the Providence Investor. The Stockholder’s Agreement governs the relationship between Providence and us, including matters related to our corporate governance, such as Board nomination rights and information rights. The Stockholder’s Agreement grants Providence the right to designate for nomination for election a number of Providence Designees equal to: (i) at least a majority of the total number of directors comprising the Board at such time as long as Providence owns at least 50% of the outstanding Shares; (ii) at least 40% of the total number of directors comprising the Board at such time as long as Providence owns at least 40% but less than 50% of the outstanding Shares; (iii) at least 30% of the total number of directors comprising the Board at such time as long as Providence owns at least 30% but less than 40% of the outstanding Shares; (iv) at least 20% of the total number of directors comprising the Board at such time as long as Providence owns at least 20% but less than 30% of the outstanding Shares; and (v) at least 5% of the total number of directors comprising the Board at such time as long as Providence owns at least 5% but less than 20% of the outstanding Shares. For purposes of calculating the number of Providence Designees that Providence is entitled to nominate pursuant to the formula outlined above, any fractional amounts will be rounded to the nearest whole number (but not below one so long as Providence owns at least 5% of the outstanding Shares) and the calculation will be made on a pro forma basis after taking into account any increase in the size of the Board.
Pre-IPO Stockholders Agreement
Prior to our IPO, we were party to an amended and restated stockholders agreement, dated as of November 18, 2020, with the Providence Investor and certain other existing stockholders of the Company

62	Certain Relationships and Related Person Transactions

(the “Pre-IPO Stockholders Agreement”). The Pre-IPO Stockholders Agreement contained restrictions on the ability of the parties thereto to freely transfer Shares. The parties thereto also agreed to vote their Shares on certain matters presented to the stockholders, including in favor of all directors nominated by the Board for election. In addition, the Providence Investor was entitled under the Pre-IPO Stockholders Agreement to nominate for election, fill vacancies and appoint at least six of the then eight members of the Board, any of which could in the Providence Investor’s discretion be an independent director. The Providence Investor also had discretion to adjust the number of directors on the Board, as well as certain consent rights. The Pre-IPO Stockholders Agreement granted the parties thereto piggyback registration rights in connection with a registered offering of Shares in which the Providence Investor participated (including the IPO). The Pre-IPO Stockholders Agreement automatically terminated on the date the SEC declared effective the IPO registration statement and was replaced by the Stockholder’s Agreement.
Registration Rights Agreement
In connection with our IPO, we entered into a registration rights agreement with the Providence Investor and certain of our other existing stockholders (the “Registration Rights Agreement”). The Registration Rights Agreement grants to Providence and its permitted assigns, customary demand registration rights and piggyback registration rights, and to such other existing stockholders and their permitted assigns, customary piggyback registration rights, in each case subject to customary terms and conditions.
Relationships with Directors and Executive Officers
Director Indemnification Agreements
We have entered into an indemnification agreement with each of our directors. The indemnification agreements provide our directors with contractual rights to the indemnification and expense advancement rights provided under our Bylaws, as well as contractual rights to additional indemnification as provided in the indemnification agreements.
Registration Rights Agreement
In connection with our IPO, we entered into the Registration Rights Agreement. Mark Zagorski, Nicola Allais, The McLaughlin Family Trust (for which Matthew McLaughlin is a trustee), Andy Grimmig, the Laura B. Desmond Revocable Trust (for which Laura B. Desmond is trustee) and Teri L. List are parties to the Registration Rights Agreement. Each of Mr. Zagorski, Mr. Allais, Mr. McLaughlin, Mr. Grimmig, Ms. Desmond and Ms. List is a director and/or executive officer of the Company. See “— Relationship with Providence—Registration Rights Agreement.”
Transactions with Other Related Parties
Registration Rights Agreement
In connection with our IPO, Blumberg Capital, affiliates of Tiger Global Management, LLC and certain other of our pre-IPO stockholders became parties to the Registration Rights Agreement. See “—Relationship with Providence—Registration Rights Agreement.”
Underwriting Agreements
On November 10, 2022, we entered into an Underwriting Agreement with Goldman Sachs & Co. LLC, as underwriter, the Providence Investor and certain affiliates of Providence (the “2022 Selling Stockholders”) relating to the sale by the 2022 Selling Stockholders of 11,500,000 Shares in a secondary public offering. We did not receive any of the proceeds of the offering, but we did pay certain expenses in connection with the offering.
On November 17, 2021, we entered into an Underwriting Agreement with J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC, as representatives of the underwriters, the Providence Investor and an affiliate of Providence and certain of our officers (the “2021 Selling Stockholders”) relating to the sale by the 2021 Selling Stockholders of 9,200,000 Shares in a secondary public offering. We did not receive any of the proceeds of the offering, but we did pay certain expenses in connection with the offering.

Certain Relationships and Related Person Transactions	63

THE ANNUAL MEETING, VOTING AND OTHER INFORMATION

Overview
The Board is soliciting proxies in connection with the Annual Meeting. Under the rules of the SEC, when the Board asks you for your proxy, it must provide you with a proxy statement and certain other materials (including an annual report to stockholders), containing certain required information. These materials will be first made available, sent or given to stockholders on or about April 21, 2023.
The “Proxy Materials” include:
•
this Proxy Statement;

•
a notice of our 2023 Annual Meeting of Stockholders (which is attached to this Proxy Statement); and

•
the Annual Report to Stockholders for 2022, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

If you received printed versions of these materials by mail (rather than through electronic delivery), these materials also include a proxy card or voting instruction form. If you received or accessed these materials via the Internet, your proxy card or voting instruction form are available to be filled out and executed electronically.
Attending the Annual Meeting
Date: June 1, 2023	Time: 10:00 a.m., Eastern Time	Location: Live online at https://web.lumiagm.com/223761380	Record Date: April 10, 2023
Location
You can attend the Annual Meeting live online at https://web.lumiagm.com/223761380. We have adopted this technology to expand access to the meeting, improve communications and lower the cost to our stockholders, the Company and the environment. We believe that the virtual Annual Meeting should enable increased stockholder participation from locations around the world.
Who May Attend
Only holders of Shares as of the Record Date, or their authorized representatives or proxies, may attend the Annual Meeting. In order to attend the Annual Meeting, you must access the meeting website at https://web.lumiagm.com/223761380 and enter the password doubleverify2023 and your control number.
Asking Questions
Representatives of the Company will answer stockholders’ questions of general interest following the meeting in accordance with the rules and regulations of the Annual Meeting. In order to ask questions during the meeting, stockholders must access the meeting website at https://web.lumiagm.com/223761380 using the instructions set forth above.
Directors’ Attendance at the Annual Meeting
Currently, we do not maintain a formal policy regarding director attendance at the Annual Meeting; however, directors are encouraged to attend our annual meetings of stockholders.

64	The Annual Meeting, Voting and Other Information

Shares Outstanding and Holders of Record Entitled to Vote at the Annual Meeting
There were 166,163,495 Shares outstanding as of the close of business on the Record Date of April 10, 2023. All holders of record of Shares at the close of business on the Record Date are entitled to vote at the Annual Meeting. Each Share outstanding as of the Record Date is entitled to one vote on each matter to be voted upon at the Annual Meeting. Dissenters’ rights are not applicable to any of the matters being voted upon at the Annual Meeting.
Your Vote is Important
The Board requests that you submit a proxy to vote your Shares as soon as possible. Your voting instructions are confidential and will not be disclosed to persons other than those recording the vote, except if you make a written comment on the proxy card, otherwise communicate your vote to management or authorize such disclosure.
Quorum Requirement
Presence in person or by proxy of the holders of a majority of the total voting power of all outstanding Shares entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting. Shares for which valid proxies are delivered or that are held by a stockholder that attends the Annual Meeting in person will be considered part of the quorum. Once a Share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjourned meeting. Shares represented by proxies at the Annual Meeting, including “broker non- votes” (explained below) and those that are marked “WITHHOLD” or “ABSTAIN”, will be counted as shares present and entitled to vote for purposes of establishing a quorum.
Voting Your Shares
Holders of Record
If your Shares are registered in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are a “holder of record” of those Shares. A holder of record may cause its Shares to be voted in any of the following ways:

INTERNET	TELEPHONE	MAIL	IN PERSON
Please log on to www.proxyvote.com and submit a proxy to vote your Shares by 11:59 p.m., Eastern Time, on May 31, 2023.	Please call the number on your proxy card until 11:59 p.m., Eastern Time, on May 31, 2023.	Complete, sign, date and return your proxy card and return it in the postage paid envelope provided.	You may attend the virtual Annual Meeting and cast your vote.
If you wish to return your proxy card by mail, mail to American Stock Transfer & Trust Company Operations Center, 6201 15th Avenue, Brooklyn, NY 11219-9821.
These instructions appear on your Notice or proxy card. If you submit a proxy on the Internet or by telephone, please have your Notice or proxy card available for reference when you do so. If you submit a proxy via the Internet or by telephone, please do not mail in your proxy card.
For holders of record, proxies submitted by mail, on the Internet or by telephone will be voted by the individuals named on the proxy card in the manner you indicate. If you execute, date and deliver a proxy card but do not specify how your Shares are to be voted, the proxies will vote as recommended by the Board on all matters on the agenda for the Annual Meeting (see “Proposals for Your Vote”) and will use their discretion with respect to any other matters properly presented for a vote at the Annual Meeting or any postponement or adjournment thereof.
Holders in Street Name
If your Shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a holder of Shares in “street name”. The organization holding your account will

The Annual Meeting, Voting and Other Information	65

have provided you with proxy materials. As the beneficial owner, you have the right to direct the organization how to vote the Shares held in your account. If you want to vote in person at the Annual Meeting, you must obtain a legal proxy from your broker, bank or other intermediary and present it at the meeting, and submit it with your vote.
If you are a holder of Shares in street name and you do not submit voting instructions to your broker, bank or other intermediary, the intermediary generally may vote your Shares in its discretion only on routine matters. Intermediaries do not have discretion to vote their clients’ Shares on non-routine matters in the absence of voting instructions from the beneficial stockholder. A broker non-vote occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.
At the Annual Meeting, only Proposal 3 (ratification of appointment of the independent auditor) is considered routine and may be voted upon by the intermediary if you do not submit voting instructions. As a result, if your Shares are held in street name and you do not give your bank or broker instructions on how to vote on Proposal 3, your Shares will be voted by the broker in its discretion. All other proposals on the Agenda for the Annual Meeting are non-routine matters, and intermediaries may not use their discretion to vote on these proposals in the absence of voting instructions from you. Your broker will therefore not have discretion to vote on the “non-routine” matters set forth in Proposal 1 or Proposal 2 absent direction from you. Broker non-votes will not have an effect on the outcome of Proposal 1 or Proposal 2.
Changing Your Vote or Revoking Your Proxy
If you are a holder of record and wish to revoke your proxy instructions, you must either (1) subsequently submit a proxy via the Internet or by telephone, which will be available until 11:59 p.m., Eastern Time, May 31, 2023; (2) sign, date and deliver a later-dated proxy card so that it is received before the Annual Meeting; (3) submit a written revocation; or (4) send a notice of revocation via the Internet at www.proxyvote.com. If you hold your Shares in street name, you must follow the instructions of your broker, bank or other intermediary to revoke your voting instructions.
Vote Required for Each Proposal
Proposal 1—Election of Directors
Board Recommendation: FOR each of the Company’s nominees.
Vote Required: Affirmative vote of at least a plurality in voting power of the Shares outstanding present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. In accordance with our Bylaws, stockholders do not have the right to cumulate their votes for the election of directors.
Effect of Abstentions: No effect.
Effect of Broker Non-Votes: No effect.
Proposal 2—Advisory Vote on the Frequency of Future Stockholder Advisory Votes on the Compensation of our Named Executive Officers
Board Recommendation: ONE YEAR
Vote Required: Affirmative vote of a majority in voting power of the Shares outstanding present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter.
Effect of Abstentions: Same effect as a vote AGAINST the proposal.
Effect of Broker Non-Votes: No effect.
Because this proposal is an advisory vote, the result will not be binding on our Board or Company. Our Board and Compensation Committee will consider the outcome of the vote when determining how often we should submit to our stockholders an advisory vote to approve the compensation of our NEOs.

66	The Annual Meeting, Voting and Other Information

Proposal 3—Ratification of Appointment of Independent Registered Public Accounting Firm
Board Recommendation: FOR
Vote Required: Affirmative vote of a majority in voting power of the Shares outstanding present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter.
Effect of Abstentions: Same effect as a vote AGAINST the proposal.
Effect of Broker Non-Votes: There will be no broker non-votes associated with this proposal, as the ratification of our independent registered public accounting firm is a routine matter. As a result, if your Shares are held in “street name” and you do not give your bank or broker instructions on how to vote, your Shares will be voted by the broker in its discretion.
Matters to be Presented
We are not aware of any matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the meeting, unless otherwise provided, the proxies will use their own judgment to vote your Shares. If the meeting is adjourned or postponed, the proxies can vote your Shares at the adjournment or postponement as well.
Delivery of Proxy Materials
Notice and Access
We are using “notice and access” procedures to distribute our proxy materials to our stockholders. This method reduces the amount of paper used in producing proxy materials and lowers the costs associated with mailing the proxy materials to stockholders. We are mailing a Notice of Internet Availability of Proxy Materials to stockholders. The Notice includes instructions on how to access the materials over the Internet and how to request a paper or e-mail copy. The Notice further provides instructions on how stockholders may elect to receive proxy materials in the future in printed form or by electronic mail. To select a method of delivery while voting is open, holders of record may follow the instructions when voting online at www.proxyvote.com. At any time, you may also choose your method of delivery of the Company’s proxy materials by visiting www.proxyvote.com. If you own Shares indirectly through a broker, bank or other intermediary, please contact the intermediary for additional information regarding delivery options.
Holders of record will have the Notice or proxy materials delivered directly to your mailing address or electronically if you have previously consented to that delivery method.
Holders of Shares in street name will have the proxy materials or the Notice forwarded to you by the intermediary that holds the Shares.
Eliminating Duplicative Proxy Materials
Some brokers or other nominee record holders may only deliver one set of proxy materials to multiple stockholders who share an address (known as “householding”). All stockholders sharing an address will receive in a single envelope a single Proxy Statement and the Annual Report, along with individual proxy cards or individual Notices for each stockholder. If you are a stockholder who shares an address and last name with one or more other stockholders and would like to revoke your householding consent or you are a stockholder eligible for householding and would like to participate in householding, please contact American Stock Transfer & Trust Company by mail at Operations Center, 6201 15th Avenue, Brooklyn, NY 11219-9821 or by telephone at 1-800-937-5449. You will be removed from the householding program within 30 days of receipt of the revocation of your consent. Additional copies of our proxy materials are available upon request by contacting: American Stock Transfer & Trust Company by mail at Operations Center, 6201 15th Avenue, Brooklyn, NY 11219-9821 or by telephone at 1-800-937-5449.

The Annual Meeting, Voting and Other Information	67

Proxy Solicitation Costs
The Board is responsible for the solicitation of proxies for the Annual Meeting. American Stock Transfer & Trust Company, LLC will assist us in the distribution of proxy materials and provide voting and tabulation services for the Annual Meeting. All costs of the solicitation of proxies will be borne by us. We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or nominees for forwarding proxy materials to street name holders. We are soliciting proxies primarily by mail. In addition, our directors, officers and employees may solicit proxies by telephone or other means of communication personally. Our directors, officers and employees will receive no additional compensation for these services other than their regular compensation.
Vote Tabulation
Votes will be tabulated by American Stock Transfer & Trust Company, LLC.
Inspector of Election
The Board has appointed a representative of American Stock Transfer & Trust Company, LLC as Inspector of Election for the Annual Meeting.
Results of the Vote
We expect to announce preliminary voting results at the Annual Meeting and publish preliminary or final voting results in a Form 8-K within four business days following the meeting. If only preliminary voting results are available for reporting in the Form 8-K, the Company will amend the Form 8-K to report final voting results within four business days after the final voting results are known.
Other Information
Proposals for the 2024 Annual Meeting of Stockholders
Proposals for inclusion in our proxy statement
A stockholder who wishes to present a proposal for inclusion in our proxy statement for the 2024 Annual Meeting of Stockholders pursuant to Exchange Act Rule 14a-8, must submit such proposal to the Secretary at our principal executive offices. Proposals must be received no later than the close of business on December 23, 2023, or such other date that we announce in accordance with SEC rules and our Bylaws. Proposals must comply with all requirements of Exchange Act Rule 14a-8. Submitting a proposal does not guarantee its inclusion, which is governed by SEC rules and other applicable requirements.
Other stockholder proposals and director nominations
Under the notice provision of our Bylaws, for director nominations or other business to be properly brought before an annual meeting by a stockholder where such nominees or business is not to be included in our proxy statement, the stockholder must deliver notice in writing to our Secretary, at our principal executive offices, not later than the close of business on March 3, 2024, nor earlier than the close of business on February 2, 2024. In order for stockholders to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with the 2024 annual meeting of stockholders, notice must be submitted by the above dates under the advance notice provisions of our Bylaws and must include information in the notice required by our Bylaws and Rule 14a-19(b)(2) and Rule 14a-19(b)(3) under the Exchange Act. The presiding person of the meeting may refuse to acknowledge or introduce any stockholder nomination or business if it was not timely submitted or does not comply with our Bylaws.
Incorporation by Reference
To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Audit Committee Report” and “Compensation Committee Report” (to the extent permitted by the rules of the SEC) shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

68	The Annual Meeting, Voting and Other Information

Annual Report on Form 10-K
We will provide to stockholders without charge, upon written request, a copy of our Form 10-K, including financial statements and financial statement schedules, but without exhibits. We will also furnish to requesting stockholders any exhibit to the Form 10-K upon the payment of reasonable expenses incurred by us in furnishing such exhibit. Requests should be directed to Investor Relations at our principal executive offices or by emailing your request to IR@doubleverify.com. The Form 10-K, along with all of our other SEC filings, may also be accessed at https://ir.doubleverify.com/sec-filings/all-sec-filings or at the website of the SEC at www.sec.gov.
Stockholder List
A list of the stockholders as of the Record Date will be available for inspection upon request via corporatesecretary@doubleverify.com for the ten days prior to the Annual Meeting. The list also will be available during the Annual Meeting for inspection by stockholders who are present.
Principal Executive Offices
The address of our principal executive offices is 462 Broadway, New York, New York 10013.
Communicating with the Board
Any stockholder or interested party who wishes to communicate with the Board as a whole, the independent directors, or any individual member of the Board or any committee of the Board may e-mail or write to the Company at: DoubleVerify Holdings, Inc., c/o Corporate Secretary, 462 Broadway, New York, New York 10013 and corporatesecretary@doubleverify.com.
Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. The Company will review, assess and determine the most appropriate way to respond to such communications including coordinating such response with the Board.

The Annual Meeting, Voting and Other Information	69

ANNUAL MEETING OF STOCKHOLDERS OFDOUBLEVERIFY HOLDINGS, INC.June 1, 2023NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:The Notice of Meeting, Proxy Statement and Proxy Cardare available at https://ir.doubleverify.com/sec-filings/annual-report-proxyPlease sign, date and mailyour proxy card in theenvelope provided as soonas possible.Signature of Stockholder Date: Signature of Stockholder Date:Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.To change the address on your account, please check the box at right andindicate your new address in the address space above. Please note thatchanges to the registered name(s) on the account may not be submitted viathis method.INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”and fill in the circle next to each nominee you wish to withhold, as shown here:THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, FOR “1 YEAR” ON PROPOSAL 2 AND "FOR" PROPOSAL 3.PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE xPlease detach along perforated line and mail in the envelope provided.20340300000000001000 0 060123GO GREENe-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxymaterial, statements and other eligible documents online, while reducing costs, clutter andpaper waste. Enroll today via www.astfinancial.com to enjoy online access.1. Election of Directors:O R. DAVIS NOELLO LUCY STAMELL DOBRINO TERI L. LIST2. Non-binding advisory vote on the frequency of futurestockholder advisory votes on the compensation of our namedexecutive officers3. Ratification of appointment of Deloitte & Touche LLP as independentregistered public accounting firm for the fiscal year ending December31, 2023.In their discretion, the proxies are authorized to vote upon such other business as mayproperly come before the Annual Meeting. This proxy when properly executed will be votedas directed herein by the undersigned shareholder. If no direction is made, this proxywill be voted FOR ALL NOMINEES in Proposal 1, for 1 YEAR on Proposal 2 and FORProposal 3.FOR AGAINST ABSTAINFOR ALL NOMINEESWITHHOLD AUTHORITYFOR ALL NOMINEESFOR ALL EXCEPT(See instructions below)NOMINEES:MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.2 1 YEAR YEARS 3 YEARS ABSTAIN

014475DOUBLEVERIFY HOLDINGS, INC.Proxy for Annual Meeting of Stockholders on June 1, 2023Solicited on Behalf of the Board of DirectorsThe undersigned hereby appoints Mark Zagorski, Nicola Allais and Andy Grimmig, andeach of them, with full power of substitution and power to act alone, as proxies to vote allthe shares of Common Stock, which the undersigned would be entitled to vote if personallypresent and acting at the Annual Meeting of Stockholders of DoubleVerify Holdings, Inc., tobe held virtually on June 1, 2023, and at any adjournments or postponements thereof, asfollows:(Continued and to be signed on the reverse side)1.1